UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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RED HAT, INC.

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2017

redhat.

PROXY STATEMENT

Annual Meeting of Stockholders

June 22, 2017
Dear Red Hat Stockholders,
It is my pleasure to invite you to Red Hat’s 2017 Annual Meeting of Stockholders. This year’s meeting will be held on Thursday, August 10, 2017, at 8:30 a.m. Eastern time, at our corporate headquarters, located at 100 East Davie Street, Raleigh, North Carolina 27601. I hope you will be able to attend.
This year we are again pleased to furnish our proxy materials via the Internet. Providing our materials to stockholders electronically allows us to conserve natural resources and reduce our printing and mailing costs for the distribution of the proxy materials. We will mail to stockholders a Notice of Internet Availability of Proxy Materials for the 2017 Annual Meeting which contains instructions on how to access those documents over the Internet. Stockholders who wish to receive paper copies of the proxy materials may do so by following the instructions on the Notice of Internet Availability of Proxy Materials.
Your vote is important to us. Whether or not you plan to attend the 2017 Annual Meeting, we hope you will vote as soon as possible. You may vote in person, by telephone, over the Internet or, if you received paper copies of the proxy materials, by mail.
Thank you for your ongoing support of Red Hat.
Sincerely,
James M. Whitehurst
President and Chief Executive Officer

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	8:30 a.m. Eastern time on Thursday, August 10, 2017

PLACE:	Red Hat’s corporate headquarters located at 100 East Davie Street, Raleigh, North Carolina 27601

ITEMS OF BUSINESS:	1. To elect eight members to the Board of Directors, each to serve for a one-year term

2. To approve, on an advisory basis, a resolution relating to Red Hat’s executive compensation

3. To hold an advisory vote on the frequency of future advisory votes on executive compensation

4. To ratify the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 28, 2018

5. To transact such other business as may properly come before the 2017 Annual Meeting and any adjournments thereof

ADJOURNMENTS AND POSTPONEMENTS:	Any action on the items of business described above may be considered at the 2017 Annual Meeting or at any time and date to which the 2017 Annual Meeting may be properly adjourned or postponed.

RECORD DATE:	Stockholders of record at the close of business on June 15, 2017 are entitled to notice of, and to vote at, the 2017 Annual Meeting and at any adjournments or postponements thereof.

INSPECTION OF LIST OF STOCKHOLDERS OF RECORD:	A list of stockholders of record will be available for inspection at our corporate headquarters located at 100 East Davie Street, Raleigh, North Carolina 27601, during ordinary business hours during the ten-day period before the 2017 Annual Meeting.

VOTING:

Whether or not you plan to attend the 2017 Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet as described in the proxy materials. If you received a copy of the proxy card by mail you may sign, date and mail the proxy card in the pre-paid envelope provided.

Raleigh, North Carolina June 22, 2017	By Order of the Board of Directors, Michael R. Cunningham Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING TO BE HELD ON AUGUST 10, 2017:

THIS PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND RED HAT’S 2017 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.EDOCUMENTVIEW.COM/RHT

Fellow Stockholders,

Thank you for choosing to invest in Red Hat. As directors, we work with Red Hat’s management team to grow the Company with a focus on creating long-term, sustainable stockholder value through strong operational performance, continuing innovation, and transparent governance. With active and independent oversight and engagement from the Board, we believe that Red Hat is charting the course for future success.

We regularly review the composition of the Board in an effort to maintain the right balance of skills, tenure, and experience that best serves the Company and its stockholders. This continual focus on Board composition helps us identify and evaluate potential director candidates appropriate for Red Hat. Over the past three years, we have added two new directors, deepening our diversity of thought and experience with fresh perspectives.

This year, the Board will experience a leadership transition as General H. Hugh Shelton steps down after having reached the Red Hat Board’s mandatory age of retirement. General Shelton has served as Board Chair since August 2010 and has been a member of Red Hat’s Board of Directors since April 2003. We are grateful to General Shelton for his strong and steady leadership as our Board Chair for the past seven years and his many contributions to Red Hat over the past 14 years. The Board has appointed Dr. Narendra K. Gupta to succeed him as Board Chair, effective at the end of General Shelton’s term. Dr. Gupta is a former technology company CEO with more than 20 years of experience leading and investing in technology companies globally.

We value your support and believe that stockholder engagement is an important part of a robust corporate governance program. Red Hat regularly meets with stockholders at conferences and in one-on-one meetings to discuss the Company’s financial performance, corporate governance practices, executive compensation programs and other matters. These conversations with stockholders provide us with important perspective, and we encourage you to share your viewpoints and suggestions with us. You can contact us at the following address: Investor Relations, Red Hat, Inc., 100 E. Davie Street, Raleigh, NC 27601, United States.

Thank you for your continued involvement in Red Hat as we continue our journey to build the future of IT and drive innovation with open source-based technologies.

Respectfully submitted,

Red Hat, Inc. Board of Directors

1

This Proxy Summary provides general information about Red Hat, Inc., referred to as “Red Hat,” “the Company,” “we,” “us,” and “our” in this Proxy Statement, and highlights certain information contained elsewhere in this Proxy Statement. As it is only a summary, please refer to the entire Proxy Statement and the 2017 Annual Report to Stockholders before you vote.

2017 ANNUAL MEETING OF STOCKHOLDERS

WHERE? Red Hat’s Corporate HQ: 100 East Davie Street Raleigh, North Carolina 27601	WHEN? Thursday August 10, 2017 8:30 a.m.	WHO MAY ATTEND & VOTE? Stockholders of record at the close of business on June 15, 2017

AGENDA ITEMS AND BOARD RECOMMENDATIONS
ITEM		RECOMMENDATION
1.	Elect Sohaib Abbasi, W. Steve Albrecht, Charlene T. Begley, Narendra K. Gupta, Kimberly L. Hammonds, William S. Kaiser, Donald H. Livingstone and James M. Whitehurst to the Board of Directors, each to serve for a one-year term	FOR
2.	Approve, on an advisory basis, a resolution relating to Red Hat’s executive compensation	FOR
3.	Hold an advisory vote on the frequency of future advisory votes on executive compensation	1 Year
4.	Ratify the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 28, 2018	FOR

ELECTRONIC VERSIONS

This Proxy Statement, the accompanying proxy card and Red Hat’s 2017 Annual Report to stockholders are available at: www.edocumentview.com/RHT

MAILING OF NOTICE

A Notice of Internet Availability of Proxy Materials (or this Proxy Statement and the accompanying materials) are being mailed on or about June 28, 2017 to stockholders of record as of the close of business on June 15, 2017.

2	RED HAT, INC. 2017 PROXY STATEMENT

PROXY SUMMARY OUR BOARD

FAST FACTS
ANNUAL DIRECTOR ELECTIONS	MAJORITY VOTING STANDARD

INDEPENDENT

BOARD CHAIR AND COMMITTEE MEMBERS

DIRECTOR NOMINEES
NAME	AGE	PRIMARY OCCUPATION	COMMITTEE MEMBERSHIP	EXPERIENCE & EXPERTISE	INDEPENDENT
Sohaib Abbasi	60	Chairman, Chief Executive Officer and President (Retired), Informatica Corporation	Compensation
W. Steve Albrecht	70	Professor of Accounting (Retired), Brigham Young University, Marriott School of Management	Audit (Chair), Nominating and Corporate Governance
Charlene T. Begley	50	Senior Vice President and Chief Information Officer (Retired), General Electric Company	Audit, Nominating and Corporate Governance
Narendra K. Gupta	68	Managing Director, Nexus Venture Partners	Compensation, Nominating and Corporate Governance
Kimberly L. Hammonds	50	Group Chief Operating Officer, Deutsche Bank AG	Compensation, Nominating and Corporate Governance
William S. Kaiser	61	Partner, Greylock Partners	Nominating and Corporate Governance (Chair)
Donald H. Livingstone	74	Teaching Professor (Retired), Brigham Young University and Former Partner, Arthur Andersen LLP	Audit, Compensation
James M. Whitehurst	49	President and CEO, Red Hat, Inc.

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OUR BOARD PROXY SUMMARY

BOARD COMPOSITION

GOVERNANCE HIGHLIGHTS

•	Separate Board Chair and CEO since 2008

•	Added two new directors in past three years

•	Regular focus on Board composition

•	Annual Board and committee self-evaluations

•	Board orientation and director education programs

•	Stock ownership guidelines for directors and Named Officers based on target multiples of annual cash retainer for non-employee directors and annual base salary for CEO and other officers

•	Prohibition on hedging or pledging Red Hat stock

•	Annual advisory say-on-pay vote

4	RED HAT, INC. 2017 PROXY STATEMENT

PROXY SUMMARY PERFORMANCE

FAST FACTS
$2 BILLION MILESTONE IN SUBSCRIPTION REVENUE CROSSED IN FISCAL 2017	60	CONSECUTIVE QUARTERS OF REVENUE GROWTH AS OF THE END OF FISCAL 2017

$2.75 BILLION OF BACKLOG AT END OF FISCAL 2017	18%	YEAR-OVER-YEAR TOTAL REVENUE GROWTH IN FISCAL 2017

Red Hat Performance and Executive Compensation

FINANCIAL PERFORMANCE (U.S. DOLLARS IN MILLIONS, EXCEPT STOCK PRICE)

In the fiscal year ended February 28, 2017 (“Fiscal 2017”), Red Hat achieved over $2.4 billion in total revenue and delivered growth in revenue, operating income, operating cash flow and stock price at fiscal year end.

*	In March 2016, Red Hat elected to adopt Accounting Standards Update 2016-09 on a retrospective basis which increased operating cash flow by $20.2 million for the fiscal year ended February 29, 2016 (“Fiscal 2016”) and $5.6 million for the fiscal year ended February 28, 2015 (“Fiscal 2015”).

PAY AND PERFORMANCE AT A GLANCE

Red Hat’s Fiscal 2017 financial performance drove over 70% of the compensation earned by our executives during Fiscal 2017, reflecting the linkage between pay and performance built into our executive compensation program design. Payouts for Fiscal 2017 performance reflect:

•	strong corporate financial results that outperformed the majority of our peer companies over the applicable performance periods under our operating performance share units, but fell below the aggressive target performance goals set by the Compensation Committee for our annual cash bonus plan, and

•	stock price growth over a three-year period that fell slightly below the growth in total stockholder return (“TSR”) achieved by many of our peer companies under our TSR performance share units.

COMPONENT	PERFORMANCE AGAINST INCENTIVE METRICS	PAYOUT %
Annual Cash Bonus Plan	Company financial performance on revenue, non-GAAP operating income and non-GAAP operating cash flow: 55% of target	68% of target (average for all Named Officers)
Individual performance objectives (average of all Named Officers): 105% of target

Operating Performance Share Units	Revenue and operating income growth relative to peer companies for operating performance share units granted in Fiscal 2015 (over three years) and Fiscal 2016 (over two years)	197% of target (average)

TSR Performance Share Units	Total stockholder return growth relative to peer companies over three years (Fiscal 2015 – Fiscal 2017)	93% of target

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GOVERNANCE

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Our Board of Directors (the “Board”) currently consists of nine directors. All of our incumbent directors except General H. Hugh Shelton (U.S. Army Retired), who has reached the mandatory retirement age set forth in our Corporate Governance Guidelines and will not stand for re-election at the 2017 Annual Meeting of Stockholders (“Annual Meeting”), are nominees for re-election to the Board. General Shelton will continue to serve as a director until his term expires at the Annual Meeting. We believe that our director nominees, individually and together as a whole, possess the requisite skills, experience and qualifications necessary to maintain an effective Board to serve the best interests of the Company and its stockholders.

Set forth below is a brief biography for each nominee and a description of certain key attributes that the Board considered in recommending each nominee for re-election.

SOHAIB ABBASI Age: 60 Director Since: March 2011 Committees: • Compensation

Mr. Abbasi served as the Chief Executive Officer and President of Informatica Corporation, a provider of enterprise data integration software and services, from July 2004 through August 2015 and as Chairman of its board of directors from March 2005 through August 2015. Mr. Abbasi also served as the Chairman of Informatica LLC from August 2015 through January 2016. From 2001 to 2003, Mr. Abbasi was Senior Vice President, Oracle Tools Division and Oracle Education at Oracle Corporation, which he joined in 1982. From 1994 to 2000, he was Senior Vice President, Oracle Tools Product Division. Mr. Abbasi currently serves on the board of directors of New Relic, Inc., a software analytics provider to enterprises.

Skills and Qualifications:

With his experience as President, Chief Executive Officer and Chairman of a technology-related company, Mr. Abbasi brings to our Board IT industry expertise as well as public company board and senior leadership experience.

W. STEVE ALBRECHT Age: 70 Director Since: March 2011 Committees: • Audit (Chair) • Nominating and Corporate Governance

Dr. Albrecht, who previously served on our Board from April 2003 through June 2009, served as the Gunnell Endowed Professor and a Wheatley Fellow at Brigham Young University’s (“BYU”) Marriott School of Management (“Marriott School”) from July 2012 until May 2017. Dr. Albrecht also served as a mission president in Japan for his church from July 2009 through July 2012. Dr. Albrecht, a certified public accountant, certified internal auditor and certified fraud examiner, joined BYU in 1977 after teaching at Stanford University and the University of Illinois and served as Associate Dean of the Marriott School at BYU from 1998 until July 2008. Prior to becoming a professor, he worked as an accountant for Deloitte & Touche. Dr. Albrecht currently serves on the board of directors of Cypress Semiconductor Corporation (“Cypress”), a semiconductor design and manufacturing company, and SkyWest, Inc., the holding company of SkyWest Airlines, a regional airline company. Dr. Albrecht was appointed Chairman of the board of directors of Cypress in June 2017. He previously served on the board of directors of SunPower Corporation, a solar panel design and manufacturing company, from 2005 to 2012. He is the past president of the American Accounting Association and the Association of Certified Fraud Examiners and is a former trustee of the Financial Accounting Foundation that oversees the Financial Accounting Standards Board (FASB) and the Governmental Accounting Standards Board (GASB) and a former trustee of the Committee of Sponsoring Organizations (COSO), the organization that designed the internal control framework used by nearly all public companies and other organizations.

Skills and Qualifications:

Dr. Albrecht’s career in public accounting and as a professor and associate dean, as well as his service as a director of a number of public companies, brings to our Board financial expertise as well as public company board and senior leadership experience.

6	RED HAT, INC. 2017 PROXY STATEMENT

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

CHARLENE T. BEGLEY Age: 50 Director Since: November 2014 Committees: • Audit • Nominating and Corporate Governance

Ms. Begley served in various capacities at General Electric Company from 1988 through December 2013. Most recently, she served in a dual role as Senior Vice President and Chief Information Officer, as well as the President and Chief Executive Officer of GE’s Home and Business Solutions business, from January 2010 through December 2013. Ms. Begley served as President and Chief Executive Officer of GE Enterprise Solutions from August 2007 through December 2009. During her career at GE, she served as President and Chief Executive Officer of GE Plastics and GE Transportation, led GE’s Corporate Audit staff and served as the Chief Financial Officer for GE Transportation and GE Plastics Europe and India. Ms. Begley currently serves on the board of directors of Nasdaq, Inc., a global exchange group that delivers trading, clearing, exchange technology, regulatory, securities listing, and public company services, and Hilton Worldwide Holdings Inc., a provider of hospitality services through hotels, resorts and timeshare properties. Ms. Begley served on the board of directors of WPP, plc, a provider of marketing communications services globally, from December 2013 until June 2017.

Skills and Qualifications:

With her experience leading various divisions of a complex global industrial and financial services company, Ms. Begley brings to our Board financial and global expertise as well as public company board and senior leadership experience.

NARENDRA K. GUPTA Age: 68 Director Since: November 2005 Committees: • Compensation • Nominating and Corporate Governance

Dr. Gupta co-founded and has served as Managing Director of Nexus Venture Partners, a U.S./India venture capital fund, since December 2006. In 1980, Dr. Gupta co-founded Integrated Systems Inc., a provider of products for embedded software development, which went public in 1990. Dr. Gupta served as Integrated System’s President and CEO from founding until 1994 and as Chairman until 2000 when Integrated Systems merged with Wind River Systems, Inc., a provider of device software optimization solutions. Dr. Gupta served as Wind River’s Vice Chairman from 2000 until its acquisition by Intel Corporation in 2009. Dr. Gupta served on the board of directors of Tibco Software Inc., a provider of service-oriented architecture and business process management enterprise software, from 2002 until April 2014. Dr. Gupta has served on the board of trustees of California Institute of Technology since 2010.

Skills and Qualifications:

As a former executive and current and former board member of a number of technology-related public and private companies and as an investor in global companies, Dr. Gupta provides our Board with global and IT industry expertise and public company board and technology and innovation experience.

KIMBERLY L. HAMMONDS Age: 50 Director Since: August 2015 Committees: • Compensation • Nominating and Corporate Governance

Ms. Hammonds has served as the Group Chief Operating Officer at Deutsche Bank AG, a global financial services company, since January 2016 and became a member of the Deutsche Bank Management Board in August 2016. She joined Deutsche Bank as Chief Information Officer and Global Co-Head Technology and Operations in November 2013 from The Boeing Company, a global aerospace company. Ms. Hammonds joined Boeing in 2008 and served in a number of capacities, including most recently as Chief Information Officer/Vice President, Global Infrastructure, Global Business Systems from January 2011 to November 2013. Ms. Hammonds joined Boeing from Dell Incorporated, where she led IT systems development for manufacturing operations in the Americas, and directed global IT reliability and factory systems. Ms. Hammonds currently serves on the board of directors of Cloudera, Inc., a data management, machine learning and advance analytics platform provider.

Skills and Qualifications:

Ms. Hammonds’ experience as an executive spans both technology and operations for some of the world’s largest companies and brings to our Board global expertise as well as senior leadership and technology and innovation experience.

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NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

WILLIAM S. KAISER Age: 61 Director Since: September 1998 Committees: • Nominating and Corporate Governance (Chair)

Mr. Kaiser has been employed by Greylock Management Corporation, a venture capital firm, since May 1986 and has been a general partner of several limited partnerships affiliated with Greylock Partners since January 1988. Mr. Kaiser served on the board of directors of Constant Contact, Inc., a provider of products and services that help small organizations create and grow customer relationships, from May 2006 to February 2016 in addition to serving or having served on the boards of directors of a number of public and private companies.

Skills and Qualifications:

Having a background in venture capital investment focused on technology-related entities, Mr. Kaiser brings to our Board financial and IT industry expertise.

DONALD H. LIVINGSTONE Age: 74 Director Since: September 2009 Committees: • Audit • Compensation

Mr. Livingstone retired in August 2011 from BYU’s Marriott School where he had served as a teaching professor since 1994. In addition to his teaching duties, Mr. Livingstone served as director of the Rollins Center for Entrepreneurship and Technology at the Marriott School from 1995 until 2007. During 2002 to 2007, Mr. Livingstone served on the board of directors of a number of public and private companies. Mr. Livingstone took a leave of absence from the Marriott School from June 2007 until June 2009 to serve as a mission president in Africa for his church. Prior to joining BYU, Mr. Livingstone had a 29-year career with Arthur Andersen LLP that included service as an audit and consulting services partner in the San Francisco and Los Angeles offices.

Skills and Qualifications:

Mr. Livingstone’s career in public accounting and as a teaching professor, as well as his service as a director of a number of public companies, brings to our Board financial expertise and public company board experience.

JAMES M. WHITEHURST Age: 49 Director Since: January 2008

Mr. Whitehurst has served as the President and CEO of Red Hat and as a member of the Board since January 2008. Prior to joining Red Hat, Mr. Whitehurst served at Delta Air Lines, Inc. as Chief Operating Officer from July 2005 to August 2007, as Senior Vice President and Chief Network and Planning Officer from May 2004 to July 2005 and as Senior Vice President—Finance, Treasury & Business Development from January 2002 to May 2004. Prior to joining Delta, he was a partner and managing director at The Boston Consulting Group. Mr. Whitehurst was appointed to the board of directors of United Continental Holdings, Inc., the holding company of United Airlines, Inc., a global airline company, in March 2016 and to the board of directors of SecureWorks Corp., a provider of information security solutions, in April 2016. Mr. Whitehurst served on the board of directors of DigitalGlobe, Inc., a builder and operator of satellites for digital imaging, from 2009 through May 2016.

Skills and Qualifications:

Mr. Whitehurst’s service as our CEO as well as his experience as a senior executive at a global corporation brings financial and global expertise as well as senior leadership and technology and innovation experience to our Board.

8	RED HAT, INC. 2017 PROXY STATEMENT

BOARD COMPOSITION

BOARD COMPOSITION

CRITERIA FOR EVALUATING CANDIDATES FOR SERVICE ON OUR BOARD

The Nominating and Corporate Governance Committee of our Board is responsible for identifying and evaluating candidates for service on our Board and recommending proposed director nominees to the full Board for consideration. Our Corporate Governance Guidelines describe the criteria used to select candidates for service on our Board. These include:

DIRECTOR SELECTION CRITERIA

•  Reputation for integrity, honesty and adherence to high ethical standards

•  Demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company

•  Commitment to understand the Company and its industry

•  Commitment to regularly attend and participate in meetings of the Board and its committees

•  Interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company

•  No conflict of interest, or appearance of a conflict of interest, that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director

•  Ability to serve for at least five years before reaching the age of 75 for new directors

In addition, the Nominating and Corporate Governance Committee believes it is important to select directors from various backgrounds and professions in an effort to ensure that the Board as a group has a broad range of experiences to enrich discussion and inform its decisions. Consistent with this philosophy, the Nominating and Corporate Governance Committee believes that each director should possess at least two of the following attributes:

DIRECTOR ATTRIBUTES

    Financial Expertise.    Assists us in understanding, advising and overseeing our capital structure, financing and investing activities and our financial reporting and internal controls

    Global Expertise.    Brings us business and cultural perspectives that relate to many significant aspects of our global business

    IT Industry Expertise.    Helps us to analyze our research and development efforts, competing technologies, the various products and processes that we develop and the market segments in which we compete

    Public Company Board Experience.    Offers us advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board with senior management, and oversight of a changing mix of strategic, operational and compliance-related matters

    Senior Leadership Experience.    Provides us with insight and guidance and brings us an understanding of organizations, processes, strategy, risk management and the methods to drive change and growth

  Technology and Innovation Experience.    Supports us in our efforts to develop new ideas and products

DIVERSITY

As stated in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee’s review of a nominee’s qualifications includes consideration of diversity, age, skills and professional experience in the context of the needs of the Board and nominees shall not be discriminated against on the basis of race, religion, national origin, gender, sexual orientation, disability or other basis proscribed by law. While the Company has no formal diversity policy that applies to the consideration of director candidates, the Nominating and Corporate Governance Committee believes that diversity includes not just race and gender but differences of viewpoint, experience, education, skill and other qualities or attributes that contribute to Board heterogeneity.

9

BOARD COMPOSITION

BOARD INDEPENDENCE

The Board affirmatively determined that all of our directors, except for Mr. Whitehurst, our President and CEO, are independent according to the criteria of the New York Stock Exchange (“NYSE”) and our Corporate Governance Guidelines and in the judgment of our Board. The Board makes its independence determination on an annual basis at the time it approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board in the interim, at such time as the director joins the Board. For a director to be considered independent under the NYSE rules, the Board must determine that a director does not have a direct or indirect material relationship with Red Hat (other than as a director) that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. On an annual basis, we require each member of our Board to complete a questionnaire designed to provide information to assist the Board in determining whether the director is independent. The Board makes independence determinations on a case-by-case basis in light of all relevant facts and circumstances. The Board had previously determined that Jeffrey J. Clarke, a former director who served on our Board for a portion of Fiscal 2017, was independent.

ELECTION OF DIRECTORS

At all meetings of stockholders for the election of directors at which a quorum is present, each director nominee shall be elected to the Board by the vote of the majority of the votes cast; provided, however, that if, as of a date that is five business days in advance of the date that the Company files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the U.S. Securities and Exchange Commission (“SEC”), the number of director nominees exceeds the number of directors to be elected, the directors (not exceeding the authorized number of directors as fixed by the Board in accordance with the Company’s Certificate of Incorporation) shall be elected by a plurality of the voting power of the shares of stock entitled to vote who are present, in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of the election of directors, a “majority of the votes cast” means that the number of shares voted “For” a director nominee must exceed the number of shares voted “Against” that director nominee. Abstentions and broker non-votes are not considered votes cast for this purpose and will have no effect on the election of director nominees.

PROCESS FOR NOMINATING CANDIDATES FOR SERVICE ON OUR BOARD

The Nominating and Corporate Governance Committee will consider candidates proposed or suggested by other members of the Board, members of executive management and stockholders and candidates identified by third-party search firms retained by the Nominating and Corporate Governance Committee.

Stockholders who wish to recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates may do so by submitting candidate names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation beneficially owned more than 5% of our common stock for at least one year as of the date the recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Red Hat, Inc., 100 East Davie Street, Raleigh, North Carolina 27601. Assuming the appropriate biographical information and background materials have been provided on a timely basis, the Committee will evaluate any such stockholder-recommended candidates by following the same process, and applying the same criteria, as it follows for candidates submitted by others.

By following the procedures set forth under “Other Matters—Stockholder Proposals and Nominations,” stockholders also have the right under our By-Laws to nominate director candidates.

COMMITTEES OF THE BOARD

Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter approved by the Board and available on our website at www.redhat.com under “About Red Hat—Investor Relations—Corporate Governance.” Our Board delegates substantial responsibilities to the committees, which then report their activities and actions back to the full Board. Each committee may form one or more subcommittees and delegate its authority to such subcommittees. The Board has determined that all of the members of the Audit, Compensation and the Nominating and Corporate Governance Committees, including committee chairpersons, are independent in accordance with the standards set forth in our Corporate Governance Guidelines and applicable SEC and NYSE rules.

10	RED HAT, INC. 2017 PROXY STATEMENT

COMMITTEES OF THE BOARD

AUDIT COMMITTEE 10 Number of Meetings in Fiscal 2017 Members: • Dr. Albrecht (Chair) • Ms. Begley • Mr. Livingstone

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee’s responsibilities include:

•  appointing, setting the compensation of, and assessing the independence of the Company’s independent registered public accounting firm;

•  overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•  discussing the scope of and plans for the audit with the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•  reviewing and discussing with management and the Company’s independent registered public accounting firm our annual and quarterly financial statements and related disclosures and reviewing and discussing quarterly earnings press releases;

•  monitoring internal controls over financial reporting, disclosure controls and procedures and the Code of Business Conduct and Ethics;

•  providing oversight over the Company’s risk management policies;

•  establishing policies regarding hiring of present or former employees of the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•  meeting independently with the Company’s internal auditing staff, independent registered public accounting firm and management; and

•  preparing the audit committee report required by SEC rules (which is included in the section entitled “Audit Matters—Audit Committee Report”).

While our Board has designated Dr. Albrecht as the “audit committee financial expert” in accordance with applicable SEC rules, management believes that all of the members of the Audit Committee meet the qualifications for an audit committee financial expert.

The Audit Committee’s Charter limits a director to service on the audit committees of no more than two other public companies (in addition to Red Hat’s) without the approval of our Board. None of the current members of our Audit Committee serve on the audit committees of more than two other public companies.

COMPENSATION COMMITTEE 8 Number of Meetings in Fiscal 2017 Members: • Mr. Abbasi • Dr. Gupta • Ms. Hammonds • Mr. Livingstone • General Shelton

The Compensation Committee’s responsibilities include:

•  annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•  determining the CEO’s compensation;

•  reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•  overseeing an evaluation of the Company’s management;

•  participating in an annual assessment of the material risks, if any, posed by the Company’s compensation policies and practices;

•  overseeing and administering the Company’s equity incentive plans; and

•  reviewing and making recommendations to the Board with respect to director compensation.

11

COMMITTEES OF THE BOARD

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE 4 Number of Meetings in Fiscal 2017 Members: • Mr. Kaiser (Chair) • Dr. Albrecht • Ms. Begley • Dr. Gupta • Ms. Hammonds

The Nominating and Corporate Governance Committee’s responsibilities include:

•  identifying individuals qualified to become Board members;

•  recommending to the Board the persons to be nominated for election as directors and appointment to each of the Board’s committees;

•  reviewing and making recommendations to the Board with respect to management succession planning;

•  developing and recommending corporate governance principles to the Board; and

•  overseeing an annual evaluation of the Board.

During Fiscal 2017, Mr. Clarke served on the Audit Committee and as Chair of the Compensation Committee until his term ended at the 2016 Annual Meeting of Stockholders (“2016 Annual Meeting”). Mr. Clarke did not stand for re-election to the Board at the 2016 Annual Meeting.

BOARD OPERATIONS

LEADERSHIP STRUCTURE

Currently, the roles of Board Chair and Chief Executive Officer are held by two different individuals. We believe this structure represents an appropriate allocation of roles and responsibilities for the Company at this time. This arrangement allows our Board Chair, who is an independent director, to lead the Board in its fundamental role of providing independent advice to and oversight of management and our CEO to focus on our day-to-day business and strategy and convey the management perspective to other directors. General Shelton will continue to serve as our Board Chair until his term expires at the Annual Meeting. The Board has appointed Dr. Gupta to serve as the Board Chair effective at the end of General Shelton’s term.

12	RED HAT, INC. 2017 PROXY STATEMENT

BOARD OPERATIONS

RISK OVERSIGHT

Management is responsible for the day-to-day management of the risks we face and our Board has responsibility for the oversight of risk management. The Board and its committees regularly receive information and reports from members of senior management on areas of material risk. In addition, the Board regularly discusses our strategic direction and the risks and opportunities facing the Company in light of trends and developments in the software industry and general business environment.

BOARD OF DIRECTORS | RISK OVERSIGHT

Strategic    •     Brand and Reputation    •    Legal and Regulatory    •    Financial

PRIMARY RISK OVERSIGHT

Financial and Legal	Compensation Plans and Arrangements	Executive Succession Planning and Board Composition

RED HAT AND ITS STOCKHOLDERS

Our Board and management focus on creating long-term, sustainable stockholder value. Key to this goal is regular stockholder engagement through meetings with stockholders at conferences and in one-on-one meetings to discuss our financial performance, corporate governance practices, executive compensation programs and other matters. Additionally, from time to time, we invite investors to attend roadshows and visit Red Hat facilities and provide periodic e-mail communications about developments of interest, such as acquisitions. A variety of financial, investor and corporate governance information is available on our website.

Our conversations with stockholders allow us to better understand our stockholders’ perspectives and provide us with useful feedback to calibrate our priorities. Stockholders and other interested parties who wish to communicate with the Board, the Board Chair, independent or non-management members of the Board as a group, or any committee chair may do so by following the process set forth on our website at www.redhat.com under “About Red Hat—Investor Relations—Corporate Governance—Contact the Board.”

KEY BOARD PRACTICES

BOARD MEETINGS AND ATTENDANCE

Directors are responsible for attending all meetings of the Board, the Board committees on which they serve and the annual meeting of stockholders. The Board met nine times during Fiscal 2017, either in person or by teleconference. During Fiscal 2017, each member of our Board attended at least 75% of the aggregate of the meetings of the Board and the committees on which he or she served. Each member of our Board attended our 2016 Annual Meeting, other than Mr. Clarke, who did not stand for re-election at the 2016 Annual Meeting.

EXECUTIVE SESSIONS

Our independent directors meet in separate regularly scheduled executive sessions, without management. Our practice is for our Board Chair or the applicable committee chair to preside over any executive session.

13

KEY BOARD PRACTICES

SUCCESSION PLANNING

On an annual basis, the Nominating and Corporate Governance Committee, the Board and our CEO review the Company’s long-term plan for developing, retaining and replacing senior management and assess Board composition.

KEY GOVERNANCE POLICIES

Copies of our current corporate governance documents and policies, including our Code of Business Conduct and Ethics, Corporate Governance Guidelines, and committee charters, are available at www.redhat.com under “About Red Hat—Investor Relations—Corporate Governance.”

CODE OF BUSINESS CONDUCT AND ETHICS

The Board has adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees. Our Code of Business Conduct and Ethics has been posted on our website www.redhat.com under “About Red Hat—Investor Relations—Corporate Governance.” In addition, we intend to post on our website all disclosures that are required by law or by NYSE listing standards with respect to amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted written Corporate Governance Guidelines, which provide a framework for the conduct of the Board’s business.

CORPORATE GOVERNANCE GUIDELINES HIGHLIGHTS

• Principal responsibility of the directors is to oversee the management of the Company

• Majority of the members of the Board must be independent directors

• Independent directors and the non-management directors are each to meet regularly in executive session

• Directors have full and free access to management and, as necessary, independent advisors

• Any director who reaches the age of 75 will retire from the Board effective at the end of then current term

• Orientation program for new directors and directors expected to participate in continuing director education on an ongoing basis

• Board and its committees will annually conduct a self-evaluation to determine whether they are functioning effectively

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

We have a written Related Person Transaction Policy that provides for the review of certain transactions, arrangements or relationships between Red Hat and parties including our directors, director nominees, executive officers and 5% stockholders (or their immediate family members), who we refer to as “related persons,” in which the amount involved exceeds $120,000 and such related person has or will have a direct or indirect material interest. Any related person transaction proposed to be entered into by the Company must be reported to the Company’s General Counsel and shall be reviewed and approved by our Audit Committee. If review and approval is not practicable prior to entry into the transaction, the Audit Committee will review, and in its discretion, may ratify the related person transaction.

In reviewing the proposed transactions, the Audit Committee shall review and consider, as appropriate:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	whether the terms of the transaction are, in the aggregate, no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

14	RED HAT, INC. 2017 PROXY STATEMENT

KEY GOVERNANCE POLICIES

The Audit Committee may approve or ratify the transaction if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the Company’s best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate. The Related Person Transaction Policy provides that transactions involving compensation of executive officers will be reviewed and approved by the Compensation Committee of the Board in accordance with its charter.

RELATED PERSON TRANSACTIONS FOR FISCAL 2017

Since March 1, 2016, there has not been, nor is there currently proposed, any transaction, arrangement or relationship in which Red Hat is a party, the amount involved exceeds $120,000 and any related person had or will have a direct or indirect material interest, except for Red Hat’s employment of M. W. Vincent, the brother-in-law of DeLisa K. Alexander, our Executive Vice President and Chief People Officer. In Fiscal 2017, Mr. Vincent’s total compensation, including salary, commissions and stock awards, was $230,056.

BOARD COMPENSATION

OVERVIEW

Our Non-Employee Director Compensation Plan (the “Director Compensation Plan”) provides for a combination of cash and equity compensation for our non-employee directors. The Compensation Committee believes that a combination of cash and equity is the best way to attract and retain directors with the attributes, experience and skills necessary for a company such as Red Hat. Due to the unique nature of our open source development model and the constantly evolving environment in which we operate, the Company needs directors who are knowledgeable about the Company’s business environment and are willing to make a significant commitment to the Company and its stockholders for the long term.

In Fiscal 2017, our compensation program for non-employee directors included:

•	a cash retainer for service on our Board;

•	additional cash retainers for service as Board Chair, Lead Director, committee chairs and committee members;

•	an initial Restricted Stock Award (“RSA”) granted in connection with joining our Board; and

•	an annual RSA grant.

The cash retainer and annual RSA for any new director who serves only a portion of a year will be pro-rated.

CASH COMPENSATION

Each non-employee director receives cash payments, paid in equal quarterly amounts, as compensation for the time and effort spent in connection with service on the Board and its committees. We do not pay meeting fees. A director may elect to receive all or a portion of the quarterly cash payments in the form of deferred stock units (“DSUs”).

•	DSUs represent the right to receive shares of our common stock that are paid to the director only at the time the director’s Board service ends.

•	DSUs issued in lieu of cash compensation are fully vested.

•	The number of DSUs granted is determined by dividing the portion of the cash compensation with respect to which the election is made by the closing stock price on the date the cash compensation is due to be paid, rounded up to the nearest share.

15

BOARD COMPENSATION

The following table sets out annual cash compensation amounts for Board and committee service:

TYPE OF CASH COMPENSATION	CASH COMPENSATION PAYABLE ($)
Board Member	50,000

Board Chair (1)	50,000

Lead Director (1)	30,000

Audit Committee Chair (2)	40,000

Audit Committee Member	20,000

Compensation Committee Chair (2)	30,000

Compensation Committee Member	15,000

Nominating and Corporate Governance Committee Chair (2)	15,000

Nominating and Corporate Governance Committee Member	7,500

(1) A Board Chair or Lead Director who also serves as a committee chair receives both the Board Chair or Lead Director retainer, as applicable, and the retainer payable for service on the committee rather than the applicable committee chair retainer.

(2) Committee chairs receive the applicable committee chair retainer in lieu of the retainer payable for service on the committee.

EQUITY COMPENSATION

In Fiscal 2017, our non-employee directors were entitled to receive equity compensation in order to align their interests with stockholder interests.

EQUITY COMPENSATION

Initial RSA

•   Value of $300,000 converted into shares by using closing stock price on grant date, rounded up to nearest share

•   New non-employee directors eligible upon election or appointment

•   Vests on anniversary of grant date in equal annual installments over a three-year period

Annual RSA	• Value of $250,000 converted into shares by using closing stock price on grant date, rounded up to nearest share • Vests on first anniversary of grant date
Each director may elect to receive DSUs on a one-for-one basis in lieu of annual RSA • Vests on same basis as RSA • Paid out in shares at time Board service ends

ADDITIONAL COMPENSATION

Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board and meetings of any committee on which they serve, Company business meetings and approved educational seminars. The Company funds no retirement or pension plan for non-employee directors.

DIRECTOR COMPENSATION LIMIT

Limit of $600,000 on aggregate value of cash payments and annual RSA that can be awarded to a non-employee director for service on the Board in a single year

•  Board agreed not to change this limit unilaterally until the next time the Company submits its long-term incentive plan to a stockholder vote

16	RED HAT, INC. 2017 PROXY STATEMENT

BOARD COMPENSATION

SUMMARY COMPENSATION TABLE FOR NON-EMPLOYEE DIRECTORS

The following table summarizes the compensation awarded to our directors other than Mr. Whitehurst during Fiscal 2017:

NAME (1)	FEES EARNED OR PAID IN CASH ($) (2)	STOCK AWARDS ($) (3)(4)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Sohaib Abbasi (5)	—	315,177	—	315,177

W. Steve Albrecht (6)	97,500	250,068	—	347,568

Charlene T. Begley (7)	77,500	250,068	—	327,568

Jeffrey J. Clarke (8)	23,913	275,080	—	298,993

Narendra K. Gupta (9)	72,500	250,068	—	322,568

Kimberly L. Hammonds (10)	72,500	229,174	—	301,674

William S. Kaiser (11)	65,000	250,068	—	315,068

Donald H. Livingstone (12)	85,000	250,068	—	335,068

General H. Hugh Shelton (U.S. Army Retired) (13)	115,000	250,068	—	365,068

(1) Compensation paid to Mr. Whitehurst, our President and CEO, is described in the section entitled “Executive Compensation.”

(2) This column reflects the amount of cash compensation paid to each director for Board and committee service after accounting for DSU elections. As described in the subsection entitled “Cash Compensation,” non-employee directors may elect to receive fully vested DSUs in lieu of all or a portion of their cash compensation.

(3) Amounts in this column represent the aggregate grant date fair value of equity compensation issued to directors determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Equity compensation that our non-employee directors are eligible to receive is described in the subsection entitled “Equity Compensation.”

(4) As of February 28, 2017, our non-employee directors had DSUs and unvested RSAs representing the right to receive the following number of shares of common stock: Mr. Abbasi—26,153, Dr. Albrecht—13,682, Ms. Begley—4,969, Mr. Clarke—0, Dr. Gupta—42,036, Ms. Hammonds—5,725, Mr. Kaiser—10,625, Mr. Livingstone—28,672 and General Shelton—13,142.

(5) During Fiscal 2017, Mr. Abbasi was eligible to receive $65,000 in cash compensation and an annual RSA valued at $250,000. Mr. Abbasi elected to receive DSUs in lieu of his cash compensation and annual RSA. The stock awards total in the table includes $177 of value realized as a result of issuing grants rounded up to the nearest whole share.

(6) During Fiscal 2017, Dr. Albrecht was eligible to receive $97,500 in cash compensation and an annual RSA valued at $250,000. Dr. Albrecht elected to receive DSUs in lieu of his annual RSA. The stock awards total in the table includes $68 of value realized as a result of issuing grants rounded up to the nearest whole share.

(7) During Fiscal 2017, Ms. Begley was eligible to receive $77,500 in cash compensation and an annual RSA valued at $250,000. The stock awards total in the table includes $68 of value realized as a result of issuing grants rounded up to the nearest whole share.

(8) During Fiscal 2017, Mr. Clarke was eligible to receive $48,913 in pro-rated cash compensation and an annual RSA valued at $250,000. Mr. Clarke elected to receive DSUs in lieu of $25,000 of his cash compensation. The stock awards total in the table includes $80 of value realized as a result of issuing grants rounded up to the nearest whole share. Mr. Clarke’s annual RSA was forfeited when his term on the Board ended in August 2016, and, as a result, the value of the equity received by Mr. Clarke for his service as a director in Fiscal 2017 was $25,012.

(9) During Fiscal 2017, Dr. Gupta was eligible to receive $72,500 in cash compensation and an annual RSA valued at $250,000. Dr. Gupta elected to receive DSUs in lieu of his annual RSA. The stock awards total in the table includes $68 of value realized as a result of issuing grants rounded up to the nearest whole share.

(10) During Fiscal 2017, Ms. Hammonds was eligible to receive $72,500 in cash compensation and a pro-rated annual RSA valued at $229,167. The RSA was pro-rated based on 11 months of service at the time of grant. The stock awards total in the table includes $7 of value realized as a result of issuing grants rounded up to the nearest whole share.

(11) During Fiscal 2017, Mr. Kaiser was eligible to receive $65,000 in cash compensation and an annual RSA valued at $250,000. The stock awards total in the table includes $68 of value realized as a result of issuing grants rounded up to the nearest whole share.

(12) During Fiscal 2017, Mr. Livingstone was eligible to receive $85,000 in cash compensation and an annual RSA valued at $250,000. Mr. Livingstone elected to receive DSUs in lieu of his annual RSA. The stock awards total in the table includes $68 of value realized as a result of issuing grants rounded up to the nearest whole share.

(13) During Fiscal 2017, General Shelton was eligible to receive $115,000 in cash compensation and an annual RSA valued at $250,000. The stock awards total in the table includes $68 of value realized as a result of issuing grants rounded up to the nearest whole share.

PROCESS FOR SETTING DIRECTOR COMPENSATION

The Compensation Committee reviews our non-employee director compensation program annually and works with FW Cook, the Compensation Committee’s independent compensation consultant (the “Consultant”), to design and update the Director Compensation Plan to keep our compensation levels competitive so that the Company may attract and retain directors with the combination of attributes, experience and skills needed for the Board to operate effectively. In making decisions regarding non-executive director compensation, the Compensation Committee considers data provided by the Consultant about non-employee director compensation at the companies in our compensation peer group (the composition of our compensation peer group is described in “Executive Compensation-Compensation Discussion and Analysis-Process for Determining Named Officers’ Compensation-Compensation Peer Group”).

The Compensation Committee adopted our current Director Compensation Plan in September 2009 and amended and restated it effective January 2013. The mix of cash versus equity provided under the plan is consistent with the mix provided by our peer companies.

17

BOARD COMPENSATION

INDEMNIFICATION

Each director has entered into an indemnification agreement with the Company. The indemnification agreements are on substantially the same terms as the indemnification agreements that the Company has entered into with the Named Officers, as described in the section entitled “Executive Compensation—Employment and Indemnification Arrangements with Named Officers—Indemnification.”

DIRECTOR STOCK OWNERSHIP REQUIREMENTS

We have a Stock Ownership Policy that applies to our non-employee directors. During Fiscal 2017 this Stock Ownership Policy set the stock ownership level for each non-employee director at 4,000 shares, an ownership level based on a multiple of the cash retainer for service as a Board member. As of the end of Fiscal 2017, each of our non-employee directors was in compliance with the Stock Ownership Policy. Our Stock Ownership Policy is described in the section entitled “Executive Compensation—Compensation Discussion and Analysis—Compensation Policies and Practices—Stock Ownership Requirements.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed entirely of independent directors, as was the case at all times during Fiscal 2017. At the beginning of Fiscal 2017, Mr. Abbasi, Mr. Clarke (chair), Dr. Gupta, Ms. Hammonds, Mr. Livingstone and General Shelton were members of the Compensation Committee. Mr. Clarke did not stand for re-election at the 2016 Annual Meeting and left the committee when his term ended in August 2016. No member of the Compensation Committee (i) was during Fiscal 2017 or is currently an employee of the Company, (ii) has ever been an officer of the Company, (iii) is or was a participant in a “related person” transaction as described in the section entitled “Key Governance Policies—Policies and Procedures for Related Person Transactions—Related Person Transactions for Fiscal 2017” or (iv) is an executive officer of another entity, at which one of our executive officers serves on the compensation committee or the board of directors. None of our executive officers serves as a member of the board of directors or on the compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee.

ITEM NO. 1—ELECTION OF DIRECTORS

The Board has nominated eight directors for one-year terms expiring at the 2018 Annual Meeting of Stockholders. Each nominee has indicated an intention to serve if elected and will hold office for his or her term and until a successor has been elected and qualified or until his or her earlier resignation or removal. In the event that any of the nominees should be unable or unwilling to serve, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number. Proxies cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF:
SOHAIB ABBASI W. STEVE ALBRECHT CHARLENE T. BEGLEY NARENDRA K. GUPTA	KIMBERLY L. HAMMONDS WILLIAM S. KAISER DONALD H. LIVINGSTONE JAMES M. WHITEHURST
TO THE COMPANY’S BOARD OF DIRECTORS

18	RED HAT, INC. 2017 PROXY STATEMENT

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

In accordance with SEC rules, the following is a list of our executive officers (other than Mr. Whitehurst, our President and CEO, whose biography appears in the section entitled “Governance—Nominees for Election to the Board of Directors”) as of the end of Fiscal 2017, their ages as of the record date and certain information about their backgrounds.

DELISA K. ALEXANDER Age: 51 Executive Vice President and Chief People Officer	Ms. Alexander has served as Executive Vice President and Chief People Officer since March 2011, Senior Vice President, People and Brand, from November 2007 until March 2011 and as Vice President, People, from July 2006 until November 2007. From August 2001 until July 2006, Ms. Alexander served in a number of legal capacities for Red Hat, including most recently as Assistant General Counsel and Assistant Secretary of the Company. Prior to joining Red Hat, she was associated with the Kilpatrick Stockton LLP law firm (now Kilpatrick Townsend & Stockton LLP) where she focused on mergers, acquisitions, venture capital and intellectual property licensing.

PAUL J. CORMIER Age: 60 Executive Vice President and President, Products and Technologies	Mr. Cormier has served as President, Products and Technologies since April 2008 and as Executive Vice President since May 2001. From March 1999 to May 2001, Mr. Cormier served as Senior Vice President, Research and Development at BindView Development Corporation, a network management software company. From June 1998 to March 1999, Mr. Cormier served as Chief Technology Officer for Netect Internet Software Company, a network security vendor. From January 1996 to June 1998, Mr. Cormier first served as Director of Engineering, Internet Security and Collaboration Products and then as Senior Director of Software Product Development, Internet Security Products, for AltaVista Internet Software, a web portal and internet services company.

MICHAEL R. CUNNINGHAM Age: 56 Executive Vice President and General Counsel	Mr. Cunningham joined the Company as Senior Vice President and General Counsel in June 2004 and has served as Executive Vice President and General Counsel since May 2007. From October 2002 to February 2003 (following the acquisition by International Business Machines Corporation (“IBM”), a provider of information technology products and services, of the management consulting business of PricewaterhouseCoopers LLP), Mr. Cunningham served as an Associate General Counsel at IBM with legal responsibilities for the Business Consulting Services division in the regions of Europe, the Middle East and Africa. From November 1994 until October 2002, Mr. Cunningham served in a number of legal capacities for PricewaterhouseCoopers LLP, including as a Partner and Associate General Counsel.

ARUN OBEROI Age: 62 Executive Vice President, Global Sales and Services	Mr. Oberoi joined the Company as Executive Vice President, Global Sales and Services in May 2012. From December 2010 to January 2012, Mr. Oberoi served as President and CEO of Viridity Software, a data center infrastructure management company. From March 2008 to June 2010, Mr. Oberoi was CEO of Aveksa, an access governance and management software company. From January 2004 to February 2006, Mr. Oberoi was Executive Vice President of Worldwide Sales and Services at Micromuse, a provider of network and service management solutions. Micromuse was acquired by IBM in February 2006, where Mr. Oberoi subsequently served as Vice President within IBM Tivoli until March 2008. Prior to Micromuse, Mr. Oberoi held various executive leadership roles at Hewlett-Packard.

19

EXECUTIVE OFFICERS

ERIC R. SHANDER Age: 48 Executive Vice President, Chief Financial Officer

Mr. Shander has served as Executive Vice President, Chief Financial Officer since April 2017. He joined Red Hat as Vice President, Finance and Accounting in November 2015 and has served as principal accounting officer since March 2016 and principal financial officer since January 2017. Prior to joining Red Hat, Mr. Shander served at IBM as VP/Global Services Automation & Competitiveness from January 2015 to December 2015, as VP/Americas Strategic IT Outsourcing Delivery from May 2011 to December 2014 and as VP/Global Finance & Accounting Solutions & Delivery from September 2008 to April 2011. Mr. Shander served as VP/Chief Accountant at Lenovo Group Ltd. from April 2005 to August 2008.

The Compensation Discussion and Analysis focuses on the Named Officers (James M. Whitehurst, Eric R. Shander, Paul J. Cormier, Arun Oberoi, Michael R. Cunningham and Frank A. Calderoni). Mr. Calderoni served as our Executive Vice President, Operations and Chief Financial Officer until his resignation in January 2017.

EXECUTIVE SUMMARY OF COMPENSATION DISCUSSION AND ANALYSIS

This executive summary is only a summary. You should refer to the more detailed information about our compensation program in the section of this Proxy Statement entitled “Compensation Discussion and Analysis” and in the Summary Compensation Table and other related compensation tables before you vote.

In Fiscal 2017, the Compensation Committee approved an executive compensation program designed to focus our executive team on growing our business and building long-term stockholder value. Our program provided compensation opportunities based on achievement against revenue, non-GAAP operating margin, non-GAAP operating cash flow and total stockholder return metrics, which the Compensation Committee believes are key contributors to our long-term profitability and growth, and the executive team’s ability to develop and implement strategies to drive Red Hat’s evolution beyond our traditional core infrastructure products. In an effort to push the executive team to deliver superior performance and execute effectively on key strategic objectives, the committee set aggressive goals for our annual cash bonus plan in Fiscal 2017.

Consistent with our long-standing practice, our executive compensation program was weighted heavily toward equity compensation (which represented over 75% of target compensation opportunities) because the committee feels performance-based, long-term equity compensation aligns the interests of our executives with stockholder interests, rewards executives for delivering long-term value and performance, serves as an important retention tool and provides a meaningful way to align executives’ contributions with the Company’s future success. Additionally, approximately 90% of target compensation opportunities included one or more performance elements in order to maintain a clear link between executive and Company performance and compensation received.

Payouts earned in Fiscal 2017 under the incentive compensation elements of our program reflected this pay and performance link. Our Named Officers’ contribution to the Company’s strong operational performance led to above-target payouts under our operating performance share units (“Operating PSUs”), while earning a below-target payout under the TSR performance share units (“TSR PSUs”) as stock price growth over the previous three fiscal years was slightly lower than the TSR growth experienced by a number of our compensation peer companies. Aggressive goals set by the Compensation Committee for the Fiscal 2017 annual cash bonus plan led to payouts significantly below target. After evaluating the performance of the Company and the individual executives under our standard executive compensation program, the Compensation Committee approved:

•	payouts under our annual cash bonus plan averaging 68% of target, based on corporate financial goal achievement of 55% and average individual goal achievement of 105%;

•	payouts earned based on growth in revenue and operating income relative to peer group companies under the Operating PSUs at an average of 197% of target; and

•	payouts earned based on TSR growth over a three-year period relative to peer group companies under the TSR PSUs at 93% of target.

20	RED HAT, INC. 2017 PROXY STATEMENT

EXECUTIVE SUMMARY OF COMPENSATION DISCUSSION AND ANALYSIS

Performance-based compensation payouts earned by our Named Officers in respect of performance in Fiscal 2017, as approved by the Compensation Committee, and the percentage change from payouts earned in Fiscal 2016, are presented below. Shares delivered are based on target award amounts granted in Fiscal 2015 and Fiscal 2016 (Operating PSUs) and Fiscal 2015 (TSR PSUs).

	ANNUAL CASH BONUS		OPERATING PSUs		TSR PSUs
NAMED OFFICER	PAYOUT EARNED FOR FISCAL 2017	% CHANGE FROM FISCAL 2016	# OF SHARES EARNED FOR FISCAL 2017	% CHANGE FROM FISCAL 2016	# OF SHARES EARNED FOR FISCAL 2017	% CHANGE FROM FISCAL 2016 (1)
James M. Whitehurst	$997,500	(54)%	90,768	9%	50,048	61%

Eric R. Shander (2)	$238,095	N/A	—	—	—	—

Frank A. Calderoni (3)	—	—	27,165	N/A	—	—

Paul J. Cormier	$479,255	(54)%	49,903	(5)%	28,152	21%

Arun Oberoi	$357,565	(55)%	35,322	0%	18,768	21%

Michael R. Cunningham	$264,960	(53)%	23,411	(2)%	12,512	15%

(1) The change in the number of shares earned from TSR PSUs in Fiscal 2017 is due to an increase in the number of target TSR PSUs approved by the Compensation Committee in Fiscal 2015 to bring long-term equity values more in line with peer company compensation levels at the time.

(2) Mr. Shander’s Fiscal 2017 compensation was based on our standard employee compensation program and as a result he was not eligible to receive PSUs.

(3) Mr. Calderoni resigned from the Company in January 2017 after serving in his position for 20 months, thus forfeiting his annual cash bonus. He had no PSUs eligible for payout in Fiscal 2016 and no TSR PSUs eligible for payout in Fiscal 2017.

The Compensation Committee made no changes to our executive compensation program design or compensation mix for our fiscal year ending on February 28, 2018 (“Fiscal 2018”) because the committee believes that the current program continues to pay for performance, align management interests with our stockholders’ interests and motivate, attract and retain the key executive talent needed to succeed in the technology industry. More detail about the Fiscal 2018 executive compensation program is provided in the section entitled “Executive Compensation – Compensation Discussion and Analysis – Fiscal 2018 Compensation Decisions.”

We have adopted a number of practices that we believe benefit our stockholders by helping to align the interests of our management team with the interests of our stockholders, mitigate potential risks and promote effective oversight of our compensation program. These practices include:

• Stock ownership policy for Named Officers and directors; all Named Officers and directors in compliance at end of Fiscal 2017	• Prohibition on new excise tax gross-up payments to our executives; no new or modified provisions since December 2007

• Clawback policy covering Named Officers’ incentive compensation	• Termination of employment required following change in control event (“double trigger”) before benefits payable

•  Prohibition on the following transactions with respect to Company securities: short sales, buying or selling options (puts and calls), hedging or monetization transactions (such as collars and forward sales contracts), purchases on margin and pledging

• Named Officers receive the same benefits provided to all full-time employees.
• Regular stockholder engagement on various aspects of Company performance, including executive compensation program

21

EXECUTIVE SUMMARY OF COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the principal components of our standard executive compensation program in Fiscal 2017.

	COMPENSATION ELEMENT	PRINCIPLE OBJECTIVE AND LINK TO BUSINESS STRATEGY	PERFORMANCE METRICS	KEY FEATURES	MORE DETAILS
FIXED	Base Salary	To attract and retain key executive talent	Not applicable	No automatic or guaranteed increases Reviewed annually	P. 27
FIXED WITH AT RISK COMPONENT	Restricted Stock Awards	To attract and retain key executive talent Align executives’ interests with those of stockholders	Service-based vesting over four-year period subject to achievement of revenue target	25% of shares vest after first year; remainder vest ratably on a quarterly basis over subsequent three years	P. 30
ALL AT RISK	Annual Cash Bonus	To encourage and reward performance that contributes to creating stockholder value To focus executives on growing key metrics that contribute to overall profitability and ability to grow our business	Revenue, non-GAAP operating margin, non-GAAP operating cash flow and individual performance goals over one-year performance period	Payout based on absolute performance against financial targets and achievement of individual goals with payout capped at 200% of target	P. 27
	Operating PSUs	To encourage and reward financial performance that contributes to creating long-term stockholder value Align executives’ interests with those of stockholders	Revenue and operating income growth relative to peer group over three-year performance period	2 payouts based on performance relative to peer group, capped at 200% of target, after two and three years	P. 29
	TSR PSUs	To encourage and reward financial performance that contributes to creating long-term stockholder value Align executives’ interests with those of stockholders	Growth in stock price plus dividends relative to peer group over three-year performance period	Single payout based on performance relative to peer group, capped at 200% of target
SEVERANCE	Change in Control (“CIC”)	To focus management on acting in the best interests of our stockholders in a CIC context	Not applicable	Double trigger-benefits paid only upon occurrence of CIC and termination without good cause or with good reason	P. 42
	Non-Change in Control	To attract and retain key executive talent	Not applicable	Paid upon termination without good cause or with good reason Requires execution of non-compete/non-solicit
BENEFITS	Benefits	To provide competitive benefits package to attract and retain talent	Not applicable	Same benefits as are provided to all of Company’s full-time employees • 401(k) Plan with company match • Medical, dental and vision plan • Life insurance benefit • Company charitable match

22	RED HAT, INC. 2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

OUR COMPENSATION PHILOSOPHY

Our executive compensation program is designed to:

•	pay for performance by linking the majority of compensation to measures of Company performance and to Company and individual goals that contribute to the growth of our business and build long-term stockholder value;

•	align executive interests with those of our stockholders; and

•	attract and retain the talent needed to lead our Company in the evolving and highly competitive technology industry in which we operate.

Our program emphasizes long-term equity awards and annual performance-based cash bonuses so that a substantial portion of the value of each executive’s total compensation opportunity is derived from Company business and stock price performance and the achievement of Company and individual performance goals established by the Compensation Committee. The selected performance metrics emphasize overall Company performance, reflecting the Compensation Committee’s belief that the Named Officers, led by our CEO, are a team, sharing responsibility for Company performance and for execution of Company strategies. The relatively uniform compensation mix for each Named Officer reinforces this view, and in the committee’s view also promotes team cohesion and internal equity. However, the Compensation Committee considers it appropriate for the CEO, who is responsible for developing the overall strategy and direction for the Company, to receive a greater portion of his compensation (in comparison to the other Named Officers) in performance-based compensation. Goals are derived from the Company’s operating plan and business strategy. Performance levels are intended to be challenging and require effective execution in order to obtain a target level payout. The program is designed to have the flexibility to reward superior performance by providing for total earned compensation substantially above the target level and to provide compensation below the target level if performance goals are not met. In making its compensation decisions for individual executives, the Compensation Committee seeks to provide a competitive level of compensation for a position.

PROCESS FOR DETERMINING NAMED OFFICERS’ COMPENSATION

The process for determining the Named Officers’ compensation is outlined below along with a description of the role in the process of each of the Compensation Committee, our annual stockholder say-on-pay vote, the Consultant, our management and our compensation peer group.

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee oversees and approves all compensation arrangements for the Named Officers. Each year, the Compensation Committee:

•	makes compensation decisions for Named Officers annually, both to certify achievement of performance goals and determine the payouts for the previous fiscal year, and to set compensation levels and goals for the performance-based elements of our program for the current fiscal year;

•	reviews our executive compensation program design and effectiveness and adjusts as needed to support our business, taking into consideration peer company data, recommendations by the CEO and the Consultant, market trends, retention and succession considerations, legal and regulatory developments and the needs of our business;

The Consultant Provides compensation data for each Named Officer Reviews composition of current peer group members and identifies new candidates as appropriate Recommends program design and payout mix for current fiscal year Recommends compensation levels for CEO Management CEO and CFO propose company financial metrics and performance levels for annual cash bonus plan CEO proposes individual objectives CEO recommends compensation levels for other Named Officers Compensation Committee Approves executive compensation program components and payout mix Sets financial performance targets Approves individual objectives Approves compensation peer group to be used to measure PSU performance Sets target compensation levels for current fiscal year Board, excluding CEO, reviews and ratifies executive compensation decisions.

23

COMPENSATION DISCUSSION AND ANALYSIS

•	addresses executive compensation matters that arise during the fiscal year due to a change in status, retention and succession considerations or personnel changes;

•	assesses the performance of our CEO (together with the independent members of the Board) and senior management team; and

•	evaluates the effectiveness of our executive compensation program, including whether the program encourages excessive risk-taking.

In determining the appropriate level and compensation mix for each Named Officer, the Compensation Committee takes into account:

•	Named Officer’s experience and scope of responsibility, individual performance and retention prospects

•	the Consultant’s annual review of publicly available compensation data from our compensation peer group companies and market information for certain positions from the Equilar Top 25 survey;

•	management input;

•	tally sheets prepared by the Consultant reflecting (i) cash payments, (ii) equity compensation grant values, (iii) internal equity and (iv) potential severance payments; and

•	other information as it deems necessary and appropriate.

No pre-determined weighting is assigned to any factor, and the emphasis placed on a specific factor may vary among Named Officers, reflecting market conditions, business needs and retention and succession considerations at the time compensation decisions are made.

ROLE OF STOCKHOLDER SAY-ON-PAY VOTE

The Compensation Committee considers the results of our annual say-on-pay advisory vote and other feedback received from stockholders on executive compensation matters in determining executive compensation decisions and policies. These forms of stockholder feedback provide useful input to the committee in its work to design and oversee an executive compensation program that serves the long-term interests of our stockholders. At our 2016 Annual Meeting, approximately 98% of the votes cast were voted “FOR” approval of our executive compensation program as described and disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion in our 2016 Proxy Statement, and over the past five years, at least 97% of the votes cast each year were voted “FOR” our annual say-on-pay vote. The Compensation Committee believes such results affirm stockholders’ support of the Company’s approach to and structure of executive compensation.

ROLE OF THE COMPENSATION CONSULTANT

The Consultant provides services at the direction and under the supervision of the Compensation Committee, which has the sole authority to hire or fire the Consultant. From time to time at the request of the Compensation Committee, the Consultant:

•	provides recommendations on the design of, and amounts awarded under, our executive compensation program;

•	provides studies and other analyses regarding competitive pay practices for key employees, including the Named Officers;

•	proactively advises on trends and developments related to executive and board compensation practices;

•	attends various Compensation Committee meetings; and

•	communicates with members of the Compensation Committee outside of scheduled meetings.

The Consultant provided executive compensation-related data used in preparing the Company’s Annual Report on Form 10-K for Fiscal 2017 and this Proxy Statement. The Consultant provided no other services in Fiscal 2017 and is not otherwise retained by, and does not otherwise advise, the Company on compensation matters.

After considering information provided by the Consultant and any other factors the Compensation Committee considered relevant to the Consultant’s independence or felt were relevant to a conflict of interest between the Consultant and the Compensation Committee or the Company, the Compensation Committee assessed the independence of the Consultant pursuant to SEC and NYSE rules in the first quarter of Fiscal 2017 and concluded that the Consultant’s work for the Compensation Committee did not present a conflict of interest.

24	RED HAT, INC. 2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

ROLE OF MANAGEMENT

Management helps the Compensation Committee fulfill its responsibilities by:

•	providing information and day-to-day support;

•	providing background information to complete studies and projects requested by the Compensation Committee; and

•	working with the Consultant at the request and in support of the Compensation Committee.

From time to time, members of management are invited to attend Compensation Committee meetings. No executive officer participates in deliberations by the Compensation Committee or the Board regarding his or her compensation. In addition, at the request of the Compensation Committee, the CEO provides input regarding the performance and compensation recommendations for his direct reports, including the other Named Officers. The Compensation Committee believes this process is both orderly and fair and preserves the CEO’s ability to have an appropriate impact on compensation for his direct reports. Management did not retain a separate compensation consultant for the compensation of our Named Officers.

COMPENSATION PEER GROUP

The Compensation Committee annually reviews and approves a peer group composed of companies in our industry considered to be our peers. This peer group data is used:

•	as an input in developing base salary ranges, annual cash bonus targets and annual equity award targets;

•	to assess the extent to which our individual compensation elements, compensation mix and our total direct compensation awarded to executives are competitive with our peers;

•	as an input in evaluating executive compensation policies, such as share ownership guidelines; and

•	to measure performance for our PSU awards.

The Consultant recommends peer companies for the Compensation Committee’s consideration. In developing its recommendation, the Consultant identifies companies with similar Global Industrial Classification System (“GICS”) industry codes and with comparable levels of market capitalization, revenues, operating income, number of employees and revenue and operating income growth rates, in an effort to populate the group with companies that have attributes appropriate to compare to Red Hat.

The Fiscal 2017 compensation peer group consisted of 18 peer companies from the Software, Internet Software and Services, Computers & Peripherals and IT Services GICS industry codes and includes several companies with which we compete for talent. After review and discussion with the Consultant, the Compensation Committee decided to make no changes to our peer group for Fiscal 2018 because it believes that the current peer group includes an accurate representation of size-relevant companies within our industry and includes several companies with whom we compete for talent.

25

COMPENSATION DISCUSSION AND ANALYSIS

The table below lists selected financial data (in millions) and other relevant information derived from public sources for each peer group company. This table is intended to illustrate the types of information used by the Compensation Committee to evaluate whether selected peers are reasonably comparable with Red Hat and should not be relied upon for any other purpose.

MOST RECENT FOUR QUARTERS AS OF

FEBRUARY 28, 2017

PEER GROUP MEMBER	REVENUES	OPERATING INCOME	EMPLOYEES (1)	MARKET CAP (2)	3-YR. REVENUE GROWTH (3)	3-YEAR OP. INCOME GROWTH (3)
Adobe Systems Incorporated	$6,153	$1,653	15,706	$58,469	52%	284%

Akamai Technologies, Inc.	$2,382	$456	6,490	$10,849	43%	3%

ANSYS, Inc.	$1,016	$386	2,800	$9,114	16%	16%

Autodesk, Inc.	$2,005	($431)	9,000	$19,207	(13%)	(265%)

Cadence Design Systems, Inc.	$1,845	$291	7,100	$8,614	24%	51%

Citrix Systems, Inc.	$3,422	$768	9,600	$12,344	14%	89%

Intuit Inc.	$4,852	$1,190	7,900	$32,086	18%	8%

Jack Henry & Associates, Inc.	$1,414	$366	5,861	$7,279	25%	40%

NetApp, Inc.	$5,418	$559	12,030	$11,334	(15%)	(27%)

Nuance Communications, Inc.	$1,971	$195	13,200	$4,965	4%	375%

Open Text Corporation	$2,111	$394	8,900	$8,678	43%	43%

PTC Inc.	$1,143	$30	5,800	$6,236	(13%)	(87%)

salesforce.com, inc.	$8,863	$19	25,178	$56,677	101%	106%

Symantec Corporation	$4,019	$197	11,223	$17,680	(4%)	(50%)

Synopsys, Inc.	$2,582	$381	10,669	$10,752	30%	65%

Verint Systems Inc.	$1,062	$27	5,100	$2,366	17%	(77%)

Verisign, Inc.	$1,149	$695	990	$8,439	18%	30%

VMware, Inc.	$7,093	$1,505	19,900	$36,733	36%	30%

Summary Data vs. Red Hat

75th percentile	$4,644	$661	11,828	$18,825	35%	62%

Median	$2,246	$384	8,950	$10,800	18%	30%

25th percentile	$1,522	$195	6,018	$8,483	7%	(19%)

Red Hat	$2,412	$332	10,500	$14,764	57%	42%

Data presented in above table was compiled by the Consultant. Operating income may include adjustments made by the Consultant to publicly disclosed results in an effort to increase consistency in the method of calculating peer companies’ operating income.

(1) As of the end of the most recently completed fiscal year.

(2) As of 2/28/17.

(3) Represents point-to-point growth, not annualized.

26	RED HAT, INC. 2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PROGRAM STRUCTURE

The principal components of our Fiscal 2017 executive compensation program—Base Salary, Annual Cash Bonus and Equity Compensation—are described in more detail below.

BASE SALARY
What is it?	Base salary provides a fixed level of cash compensation designed to be commensurate with an executive’s role and level of responsibility.

How is it set?	The Compensation Committee reviews base salaries at least annually with the aim of paying market-competitive base salaries to attract and retain key executive talent. Periodically, the committee has approved increases to reflect changes in the competitive market for talent in the technology industry, improvements in the Company’s operating results and, for certain executives, increases in scope of responsibilities. Annual salary increases are not automatic or guaranteed.

Why is it important?	Base salary serves as the basis for annual bonus opportunities, certain employee benefits and potential severance benefits.

ANNUAL CASH BONUS
What is it?	Cash earned based on fiscal year Company financial performance (75% of payout) and performance against individual goals (25% of payout). Threshold levels of performance required to earn a payout.

How is it set?

The Compensation Committee determines the eligibility of the Named Officers to participate in the annual cash bonus plan when it approves the performance goals and target payout levels, which are set as a percentage of base salary in the first quarter of the fiscal year. The Company does not guarantee payment of cash bonuses to any executive.

The Compensation Committee certifies the level of performance achieved and the payouts earned in the following fiscal year.

Why is it important?

The annual cash bonus is designed to drive the achievement of key business results that ultimately create long-term stockholder value and to recognize individuals based on their individual contributions to those results.

The Compensation Committee believes that a cash bonus based on an assessment of individual performance against pre-determined goals within the context of the Company’s overall performance enhances long-term stockholder value and serves to link annual performance and annual incentive payments.

CEO TARGET BONUS PERCENTAGE

Our CEO’s target bonus opportunity is 150% of his base salary and is higher than the targets for the other Named Officers. The Compensation Committee sets a higher target bonus opportunity for the CEO to reflect his greater responsibility for developing and directing Company strategy to remain competitive in the rapidly changing technology industry. The higher target bonus opportunity also serves to place a greater portion of the CEO’s total annual cash compensation at risk, which the committee intends to further support his greater accountability to stockholders.

PERFORMANCE GOALS AND PAYOUTS

•	All goals set and communicated in the first quarter of the fiscal year

•	Set at a level intended to be challenging, but achievable at a target level, with superior performance required for above target payouts

•	Over our last five fiscal years, payout levels earned below target once and above target, but below the maximum possible payout, four times

•	No payout unless employed on payment date, which generally occurs in the first quarter following the fiscal year, except for participants hired during the fiscal year and participants whose employment ends prior to payout date due to retirement or a reduction in force, who receive a pro-rated payment based on number of days employed during fiscal year

27

COMPENSATION DISCUSSION AND ANALYSIS

Payouts are earned based on Company performance against financial goals and each Named Officer’s performance against individual goals, in each case approved by the Compensation Committee. The maximum possible cash bonus payment for a Named Officer is 200% of that officer’s annual target amount. The final payout is calculated according to the formula below.

CALCULATION OF PAYOUT AMOUNT

COMPANY FINANCIAL GOALS

For Fiscal 2017, the Compensation Committee selected Company performance metrics of total revenue, non-GAAP cash flow from operations, and non-GAAP operating margin because management uses these metrics as a component of its internal reporting to evaluate performance of the business, to make operating decisions, including internal budgeting and the calculation of incentive compensation for all employees, and to forecast future performance. Additionally, the Compensation Committee, taking into account the Consultant’s recommendations, believes these performance metrics drive long-term stockholder value. The total revenue metric reflects management’s effectiveness at selling our products and services and is a critical measurement of the growth of our business used by management and market analysts. Non-GAAP cash flow from operations reflects management’s effectiveness in generating cash and providing the capital resources necessary for the business to grow. Non-GAAP operating margin demonstrates how efficiently management runs the business and controls costs. We use non-GAAP metrics for cash flow from operations and operating margin as performance metrics because we seek to compensate our executive team based on how effectively they build stockholder value through operating the Company business. The Compensation Committee believes that both of these metrics may be significantly affected by items that are unrelated to business operations and outside of management’s control, such as tax rates.

The range of performance levels for each metric is determined following a review of both internal projections, analyst expectations and our annual business plan. The annual cash bonus plan provides that financial results are to be adjusted for specified items that may occur during the performance period, but that were not contemplated at the time the Company performance goals were set, including, but not limited to, volatility in foreign exchange and interest rates, unanticipated acquisitions, litigation settlements, the cumulative effect of changes in tax laws or accounting procedures, and substantial changes in general macroeconomic conditions. The calculation of the financial performance metrics is described in the following table.

FINANCIAL PERFORMANCE METRIC	METRIC DEFINITION	WEIGHTING
Total Revenue	GAAP total revenue	25%

Non-GAAP Cash Flow	Company GAAP cash flow operations + excess tax benefits from share-based payment arrangements	25%

Non-GAAP Operating Margin	Company GAAP operating margin - impact of expense related to share-based payment arrangements - amortization of intangible assets	25%

INDIVIDUAL PERFORMANCE GOALS

The Compensation Committee establishes individual performance goals for our CEO and, in consultation with the CEO, establishes individual performance goals for each of the other Named Officers. These individual performance goals focus on qualitative strategic and operational considerations and the businesses or functions that the Named Officer leads. At the end of the fiscal year, each Named Officer provides the CEO with an individual self-assessment with respect to performance on individual performance goals. The CEO reviews each self-assessment and evaluates for each Named Officer’s individual goals, the relative impact of each performance goal to the Company’s success and the effort required to achieve each goal. Then the CEO provides the Compensation Committee with an assessment of the performance of, and recommendation for individual

Total Revenue Non-GAAP Cash Flow from Operations Non-GAAP Operating Margin Individual Objectives GAAP total revenue Company GAAP cash flow from operations + excess tax benefits from share-based payment arrangements Company GAAP operating margin—impact of expense related to share-based payment arrangements—amortization of intangible assets Strategic and operational goals 25% 25% 25% 25% Individual bonus target (expressed as % of base salary) Annual Cash Bonus Plan Payout Amount Performance Metrics Metric Definitive Weighting amount Base Salary X Target Percentage

28	RED HAT, INC. 2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

bonus amounts for, the other Named Officers. The Compensation Committee discusses the CEO’s performance on the individual performance goals and then assesses his performance, which the committee provides to the Board. The Board then evaluates the CEO’s overall performance during the fiscal year.

EQUITY COMPENSATION
What is it?

Equity compensation provides an opportunity for each Named Officer to earn stock based on achievement of performance goals approved by the Compensation Committee. Stock vests over periods ranging from two to four years. In Fiscal 2017, Named Officers were granted Operating PSUs, TSR PSUs and RSAs, subject to achievement of a performance goal.

How is it set?

The Compensation Committee determines the eligibility of each Named Officer for equity awards annually in the first quarter of the fiscal year when it approves the performance goals, the performance periods, the compensation peer group and target share amounts that can be earned. The Company does not guarantee equity award grants to any executive.

The Compensation Committee certifies the level of performance achieved and the number of shares earned for the applicable performance period in the the following fiscal year.

Why is it important?

Performance-based, long-term equity compensation opportunities help align the interests of our Named Officers with the interests of our stockholders, reward executives for delivering long-term performance, serve as an important retention tool and provide a meaningful way to align the Named Officers’ contributions and efforts with the Company’s future success.

GRANT VALUES

In determining target equity grant values for each Named Officer, including the CEO, the committee considers performance, current amount of unvested equity, relative ability to impact the Company’s future success, and retention and succession considerations, taking into account the Consultant’s peer company data for that individual’s position and the CEO’s recommendations. The Compensation Committee sets a target equity value to deliver to each Named Officer, and that value is converted into a target number of shares (based on the closing stock price on the approval date) which the committee approves when making the equity awards.

TIMING OF EQUITY AWARDS

Under the stockholder-approved 2004 Long-Term Incentive Plan, awards to employees are authorized by the Compensation Committee before or on the grant date. It is the Company’s general practice to make recurring equity grants (other than grants of PSUs and RSAs) during the Company’s open trading window after a quarterly earnings announcement, although the Company has the authority to make grants at other times of the year under certain circumstances. PSUs and RSAs are generally approved by the Compensation Committee and granted within the earlier of the first 90 days or the first 25% of the applicable performance period in an effort to maximize deductibility under the Internal Revenue Code of 1986, as amended (the “Code”) of the related share-based compensation expense. Other than as described above, the Company has no program, plan or practice to coordinate its award grants with the release of material non-public information.

In addition to achievement of performance goals, our equity awards require that a Named Officer maintain a relationship with the Company as an employee, officer, director and/or consultant (a “Business Relationship”) until the end of the performance period (Operating and TSR PSUs) or vesting date (TSR Hurdle PSUs and RSAs) in order to earn a payout.

29

COMPENSATION DISCUSSION AND ANALYSIS

PERFORMANCE SHARE UNITS

The Compensation Committee believes that PSUs provide significant incentives for senior management to focus on specific growth metrics that contribute to long-term stockholder value and help align management and stockholder interests. Since the awards are denominated and distributed in shares of common stock, a strong linkage to stockholder return is maintained. The committee grants a target number of PSUs. Executives may earn up to 200% of the target number of PSUs (the “Maximum”) for superior performance over the performance period, or may earn nothing if the Company does not out-perform at least 30% of the peer companies (as shown in the table below). Payouts for PSUs are based upon how well the Company performs for specified metrics (discussed below) relative to the other companies in the relevant compensation peer group.

	PERCENT OF PEER COMPANIES RED HAT OUT-PERFORMS	PAYOUT% OF TARGET
Maximum Payout	75% or higher	200%
	70%	175%
	65%	150%
	60%	125%
	55%	110%

Target Payout	50%	100%
	45%	90%
	40%	75%
	35%	50%

Minimum Performance Level Required for Payout	30%	25%

No Payout	Under 30%	0%

OPERATING PSUs
Performance Period

Two segments: Shares are earned based on performance at the end of the second fiscal year (capped at 50% of the Maximum) and the end of the third fiscal year (100% of the Maximum, less amounts earned in the first performance segment).

Performance Goals

Growth relative to peer group companies for revenue and operating income, excluding the impact of items that are unusual in nature or infrequently occurring, or both, and the cumulative effect of changes in applicable tax and accounting rules. Exclusions are made only if the item is separately disclosed on the applicable income statement. The Compensation Committee selected these performance metrics because these are metrics which management uses to assess our performance and which the Compensation Committee, taking into account the Consultant’s recommendations, believes reflect the overall health and competitive positioning of the Company and create long-term stockholder value.

TSR PSUs
Performance Period	Three years. Shares are earned based on performance at the end of the third fiscal year.

Performance Goals

Growth relative to peer group companies for TSR (stock price plus any cash dividends payable with respect to a record date set, and not rescinded). TSR performance is measured over a period of 90 trading days at each of the beginning and the end of the performance period. The use of relative TSR creates inherent alignment with stockholders’ interests, using a generally simple and objective measurement process for calculating relative TSR.

RSAs
Performance Period

One year. If performance goal is met, 25% of the RSAs vest approximately one year following the grant date, and the remainder vest ratably on a quarterly basis over the course of the subsequent three years. The Named Officer must have a Business Relationship on each vesting date in order to earn the RSAs. If the performance goal is not met, all RSAs are forfeited.

Performance Goals

Achievement of a revenue threshold approved by the Compensation Committee. The performance condition focuses executives on growing revenue and is designed to enable us to maximize the tax deductibility of the expense associated with the RSAs under Section 162(m) of the Code.

30	RED HAT, INC. 2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee believes that RSAs help to align the interests of management with those of stockholders by rewarding stock price performance without encouraging excessive risk-taking and are an important component of compensation used to attract and retain the Company’s executives. RSAs also serve to balance the riskier nature of the PSUs. RSA amounts were set after considering amounts that would promote retention, reward long-term stock value creation and performance and be competitive with compensation peer group practices and industry trends.

FISCAL 2017 COMPENSATION DECISIONS

This discussion of Fiscal 2017 compensation decisions excludes compensation decisions for Mr. Shander, who served as our acting Chief Financial Officer from January 2017 until he was appointed to be our Chief Financial Officer in April 2017, and Mr. Calderoni, who served as EVP, Operations and Chief Financial Officer until his resignation in January 2017. Because their Fiscal 2017 compensation arrangements were not typical of our standard executive compensation program, their arrangements are discussed in the sections entitled “Fiscal 2017 Compensation Arrangements for Mr. Shander” and “Fiscal 2017 Compensation Arrangements for Mr. Calderoni,” respectively.

TARGET COMPENSATION AMOUNTS

In the first quarter of Fiscal 2017, the Compensation Committee took the following actions for the Fiscal 2017 executive compensation program:

PROGRAM ELEMENT	ACTION TAKEN	RATIONALE
Base Salary	No change	Base salary levels generally competitive with those provided by peer companies and commensurate with each Named Officer’s scope of responsibilities.

Annual Cash Bonus	No change in target opportunities or performance metrics

Target annual cash bonus opportunities as a percentage of base salary generally competitive with those provided by peer companies and sufficient to incent executive team to deliver strong financial and operational performance.

Performance metrics of total revenue, non-GAAP cash flow from operations and non-GAAP operating margin determined to be most relevant for company operating performance and consistent with how executive team manages the business. Company finance goal ranges and individual performance goals are discussed in the section entitled “Compensation Earned.”

Equity Awards	No change in mix of award types. Lower target share value approved, but target share levels generally consistent with Fiscal 2016 levels except for Mr. Oberoi

The target opportunity mix of equal amounts of Operating PSUs, TSR PSUs and RSAs generally competitive with those provided by peer companies. Target equity values used to derive the target share levels were lower than in Fiscal 2016, but the Compensation Committee determined, based on peer group and Equilar Top 25 survey data prepared by the Consultant, that levels sufficient to provide meaningful retentive value and incent the executive team to deliver strong financial and operational performance.

In reviewing target equity award levels for Mr. Oberoi, the committee decided to increase the target number of shares that Mr. Oberoi could earn for his critical work in supporting revenue growth and increasing adoption of our emerging technology offerings and for continued stability of our sales leadership team.

31

COMPENSATION DISCUSSION AND ANALYSIS

The charts below show target compensation opportunities approved in Fiscal 2017 for our CEO and the other Named Officers as a group based on our standard executive compensation program. The majority of target compensation for our CEO and our other Named Officers was in the form of equity and performance-based awards. Our executive compensation program is designed to provide target total cash and equity compensation opportunities relative to our peer companies that allow us to compete for and retain top talent without providing excessive compensation or encouraging excessive risk taking. Target amounts for equity awards will be paid in future fiscal years if performance goals are achieved. Actual values earned and paid for incentive compensation may be below or above target levels.

NAMED OFFICER[1]	ANNUAL BASE SALARY	ANNUAL CASH BONUS TARGET	EQUITY AWARDS				TOTAL TARGET COMPENSATION OPPORTUNITIES
			ESTIMATED TARGET VALUE[2]	OPERATING PSUs	TSR PSUs	RSAs
James M. Whitehurst	$1,000,000	$1,500,000	$9,125,785	38,813	38,813	38,812	$11,625,785

Frank A. Calderoni	$685,000	$685,000	$4,831,325	20,548	20,548	20,548	$6,201,325

Paul J. Cormier	$700,000	$700,000	$4,831,325	20,548	20,548	20,548	$6,231,325

Arun Oberoi	$530,000	$530,000	$6,978,553	29,680	29,680	29,681	$8,038,553

Michael R. Cunningham	$480,000	$384,000	$2,469,347	10,502	10,502	10,503	$3,333,347

[1]	The chart excludes Mr. Shander, who did not participate in the Fiscal 2017 executive compensation program. Mr. Shander’s Fiscal 2017 compensation is described in the section entitled “Fiscal 2017 Compensation Arrangements for Mr. Shander.”
[2]	Estimated target value is determined in accordance with FASB ASC Topic 718, in all material respects, and is consistent with the equity values shown in the Summary Compensation Table.

32	RED HAT, INC. 2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION EARNED

In the first quarter of Fiscal 2018, the Compensation Committee certified Fiscal 2017 performance and approved payouts for the compensation elements below.

PROGRAM ELEMENT	COMMITTEE ACTION TAKEN	RATIONALE
Annual Cash Bonus for Fiscal 2017 performance	Certified financial goal achievement of 55% Approved achievement against individual performance goals at a level of 105% (average) Approved individual payouts at an average level of 68% of target

Our annual cash bonus payouts were significantly lower as our Fiscal 2017 financial and operational performance did not meet the aggressive target financial goal levels set by the Compensation Committee. Our CEO assessed our Named Officers’ performance against individual objectives at just above target level.

Performance against goals is described in greater detail below.

Operating PSUs granted in Fiscal 2015	Certified Fiscal 2015 Operating PSU performance and payouts for three-year performance period ending on February 28, 2017	Payout determined according to formula comparing Red Hat performance to performance of peer companies.
Red Hat ranked 2nd on revenue growth and 5th on operating income growth among the 18 peer companies, resulting in a payout of 200% of target

Operating PSUs granted in Fiscal 2016	Certified Fiscal 2016 Operating PSU performance and payouts for two-year performance period ending on February 28, 2017	Payout determined according to formula comparing Red Hat performance to performance of peer companies.
Red Hat ranked 3rd on revenue growth and 7th on operating income growth among the 18 peer companies, resulting in a payout of 193% of target

TSR PSUs granted in Fiscal 2015

Certified TSR PSU performance and payouts for three-year performance period ending on February 28, 2017

Red Hat ranked 8th on TSR growth among the 18 peer companies, resulting in a payout of 93% of target

Payout determined according to formula comparing Red Hat performance to performance of peer companies.

RSAs granted in Fiscal 2017	Certified achievement of revenue threshold of $2.2 billion	Based on Red Hat’s financial statements filed in its Annual Report on Form 10-K for Fiscal 2017. No RSAs were forfeited since the performance threshold was met. RSAs will vest over the next three years subject to maintenance of a continuing Business Relationship.

33

COMPENSATION DISCUSSION AND ANALYSIS

The charts below show compensation earned in Fiscal 2017 for our CEO and the other Named Officers as a group based on performance measured at the end of Fiscal 2017 and are intended to illustrate how performance by the Company and our Named Officers impacted the compensation received. These charts reflect annual base salary earned during Fiscal 2017, payouts approved by the Compensation Committee for performance periods that ended in Fiscal 2017 for our annual cash bonus plan, Operating PSUs granted in Fiscal 2015 and Fiscal 2016 and TSR PSUs granted in Fiscal 2015, and all RSAs awarded in Fiscal 2017 for which the performance threshold was met, even though Named Officers will receive the shares over the next three years, provided that they maintain a Business Relationship.

Operating PSU value is based on closing stock price of $87.71 on April 26, 2017 vesting date, TSR PSU value is based on closing stock price of $86.74 on April 18, 2017 vesting date and RSA value is based on grant date fair market value reported in the Summary Compensation Table.

		ANNUAL CASH BONUS		EQUITY AWARDS (OPERATING PSUs, TSR PSUs, RSAs)		TOTAL COMPENSATION EARNED IN FISCAL 2017
NAMED OFFICER[1]	ANNUAL BASE SALARY	PAYOUT ($)	% CHANGE FROM FISCAL 2016	PAYOUT ($)	% CHANGE FROM FISCAL 2016	$	% CHANGE FROM FISCAL 2016
James M. Whitehurst[2]	$1,000,000	$997,500	(54%)	$15,279,305	(8%)	$17,276,805	(12%)

Paul J. Cormier[2]	$700,000	$479,255	(54%)	$ 8,394,928	(14%)	$ 9,574,183	(17%)

Arun Oberoi[3]	$530,000	$357,565	(55%)	$ 7,002,562	42%	$ 7,890,127	26%

Michael R. Cunningham	$480,000	$264,960	(53%)	$ 3,944,250	19%	$ 4,689,210	17%

[1]	Compensation earned by Mr. Shander is excluded because he did not participate in our standard executive compensation program in Fiscal 2017 and is described in the section entitled “Fiscal 2017 Compensation Arrangements for Mr. Shander.” Compensation earned by Mr. Calderoni is excluded due to his resignation from the Company before the end of the fiscal year and is described in the section entitled “Fiscal 2017 Compensation Arrangements for Mr. Calderoni.”
[2]	Decrease in equity-related compensation is due to the payout of 50% of the TSR Hurdle PSU shares earned in Fiscal 2016 when the hurdle price was achieved.
[3]	Mr. Oberoi’s long-term equity component, including his RSA grant, was increased in Fiscal 2017 to recognize his critical work as the head of our sales organization.

34	RED HAT, INC. 2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

ANNUAL CASH BONUS PLAN GOALS FOR FISCAL 2017

COMPANY FINANCIAL PERFORMANCE

For Fiscal 2017, 75% of the final payout for each Named Officer was based on aggregate achievement of company financial performance goals at an achievement level of 55%, as set forth in the table below (U.S. Dollars, in millions). Each metric is weighted equally in determining the level of achievement.

	PAYOUT RANGE	ACTUAL RESULTS	ADJUSTED RESULTS	ACHIEVEMENT (%)
Adjusted Total Revenue	$2,360 – $2,535	$2,412	$2,404	69%

Adjusted Operating Cash Flow	$811 – $864	$784	$787	0%

Adjusted Operating Margin	22.0% – 24.2%	13.8%	23.1%	97%

Average				55%

For Fiscal 2017, the financial results were adjusted in accordance with the provisions of the annual cash bonus plan to adjust for the impact of the acquisition of 3scale, a provider of application programming interface management technology, the effect on performance of a lower Yen rate than the original rate used to set the financial goals and the impact of a change in the Company’s accounting practices for classifying tax credits. The net effect of these non-GAAP adjustments was (U.S. Dollars, in millions):

ADJUSTMENT	NET CHANGE TO TOTAL REVENUE	NET CHANGE TO OPERATING INCOME
Non-cash share-based compensation expense	—	$192

Amortization of intangible assets	—	$30

3scale Acquisition	$(0.2)	$3

Japanese Yen	$(7.8)	$2

Change in Accounting Practice	—	$(4)

INDIVIDUAL PERFORMANCE

For Fiscal 2017, the Compensation Committee established individual performance goals for each Named Officer that include a set of common goals to reinforce the need for each executive to contribute as a member of the management team to the Company’s overall success and qualitative strategic and operational goals for each Named Officer based on areas of responsibility. Individual performance goals are based on our strategic corporate framework which aims for Red Hat to become the default choice for the next generation of IT by optimizing traditional workloads, creating and managing hybrid cloud infrastructure and building next-generation architectures, and the need to develop the tools, processes and talent to scale our company as it grows.

COMMON STRATEGIC GOALS
• Execute Company’s ethics program

• Enhance Red Hat leadership in OpenStack technologies

• Focus on application development-related and other emerging technology subscriptions, including OpenShift

• Increase focus on customer engagement through decision-making, advocacy and incorporation into Company culture

• Promote awareness of Red Hat’s brand

• Increase leadership capability and capacity to effectively lead a multi-billion dollar company

• Advance key strategic initiatives while remaining consistent with our open source culture

• Support and enhance our diverse, inclusive meritocratic culture

35

COMPENSATION DISCUSSION AND ANALYSIS

NAME	INDIVIDUAL GOALS
Mr. Whitehurst President and CEO	•	Oversee execution and monitor progress for all common strategic goals
	•	Lead direction and responses for strategic patent positioning

Mr. Cormier Executive Vice President and President, Products and Technologies	•	Develop, manage, bring to market and enable our organization to better sell products with Red Hat Enterprise Linux containers as the foundation
	•	Incorporate new technologies targeting the developer within the OpenShift and container platforms for enterprise and cloud
	•	Expand enablement and marketing support for sales organization
	•	Bring integrated storage and OpenStack platform offering to market
	•	Drive customer engagement to deliver a world-class customer experience

Mr. Oberoi Executive Vice President, Global Sales and Services	•	Drive execution of our specialist sales model program
	•	Execute on new elements of services strategy to drive new product adoption
	•	Work with deal desk team to improve customer experience and field productivity
	•	Support sales organization development with enablement and training initiatives
	•	Evolve strategy to leverage partners to promote new products

Mr. Cunningham Executive Vice President and General Counsel	•	Lead direction and responses for strategic patent positioning
	•	Lead defenses (both strategic and tactical) against IP assertions
	•	Champion and drive with CEO execution of our corporate ethics and citizenship programs
	•	Enhance selected control systems
	•	Grow capacity and scalability of department
	•	Bolster proud patent portfolio and other defenses in light of changing competition

Individual performance goals are not provided for Mr. Shander, because he did not participate in the executive compensation program in Fiscal 2017, or Mr. Calderoni, because he resigned prior to the payment date for the annual cash bonus plan and as a result did not have his individual performance assessed.

FISCAL 2017 COMPENSATION ARRANGEMENTS FOR MR. SHANDER

Mr. Shander became a Named Officer when he was appointed as the Company’s acting Chief Financial Officer in January 2017 following Mr. Calderoni’s resignation. The Board named Mr. Shander EVP, Chief Financial Officer in April 2017. Mr. Shander participated in our standard employee compensation program for Fiscal 2017, as described below. Amounts paid to and earned by Mr. Shander for Fiscal 2017 are included in the Summary Compensation Table and other compensation tables. Mr. Shander’s severance arrangements are described in the section entitled “Potential Payments Upon Termination or Change in Control.” When Mr. Shander joined the Company in November 2015 he received a one-time sign-on bonus of $300,000 in order to attract him to join Red Hat from his former employer, where he had worked for over twenty years. In the event that Mr. Shander’s employment is terminated by the Company for cause (as defined in his cash retention agreement) prior to November 2017, he must repay a pro-rated portion of the sign-on bonus.

COMPENSATION ELEMENT	DESCRIPTION	FISCAL 2017 ACTIONS
Base Salary	Set by manager	$385,000
Cash Bonus Plan

Payout based on company performance against pre-set quarterly goals for revenue and non-GAAP operating income and individual contribution each quarter. Performance assessed by CFO (prior to January 2017) and CEO (after January 2017).

Target annual bonus opportunity of 40% of base salary
Restricted Stock Units (“RSUs”)	RSUs are service-based awards that vest ratably on each anniversary of the grant date over a four-year period so long as Mr. Shander maintains a Business Relationship with the Company.	Granted award of 6,865 RSUs with a grant date fair market value of $499,772 in July 2016
Cash retention payments under cash retention agreement entered into with the Company in November 2015	The cash retention agreement provided for Mr. Shander to receive three cash payments totaling $350,000 to be paid in three installments.	Received the first payment of $150,000 in February 2016 and received two payments of $100,000 each in June and December 2016
Note:	For Fiscal 2018, Mr. Shander is participating in our standard executive compensation program.

36	RED HAT, INC. 2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

FISCAL 2017 COMPENSATION ARRANGEMENTS FOR MR. CALDERONI

Mr. Calderoni, our former EVP, Operations and Chief Financial Officer, participated in our standard executive compensation program for Fiscal 2017, including eligibility for an annual cash bonus and equity awards divided equally between Operating PSUs, TSR PSUs and RSAs. However, when he resigned from Red Hat to accept a CEO position at another company, he became ineligible to receive a payout under the annual cash bonus plan and he forfeited all equity granted to him in Fiscal 2017.

In January 2017, Mr. Calderoni and the Company entered into a letter agreement, pursuant to which Mr. Calderoni agreed to provide consulting services at the Company’s request in connection with the transition of the CFO role to Mr. Shander. The agreement expired on February 28, 2017. As compensation for services to be provided under the agreement, Mr. Calderoni received an aggregate cash payment of $40,000 and his outstanding equity awards continued to vest in accordance with their terms until February 28, 2017. As a result, Mr. Calderoni earned a payout of 27,165 shares for his contribution to the Company’s performance under the Operating PSU granted to him in Fiscal 2016. The agreement also extended from twelve months to twenty-four months the period during which Mr. Calderoni is bound by, among other provisions, his covenant not to solicit Company personnel.

In connection with his departure and in accordance with the terms of his employment arrangements, Mr. Calderoni re-paid the Company $946,648 of the signing bonus that he received from the Company in Fiscal 2016 and forfeited the relocation bonus of $500,000 that he was eligible to receive under the terms of the bonus agreement he entered into with the Company in June 2015.

FISCAL 2018 COMPENSATION DECISIONS

In May 2017, the Compensation Committee met to determine the executive compensation package for our executives for Fiscal 2018, including our Named Officers. After reviewing the Company’s Fiscal 2017 financial performance and data provided by the Consultant, the committee maintained base salaries and the mix of target opportunities to earn annual cash bonuses under our annual cash bonus plan, Operating PSUs, TSR PSUs and RSAs in Fiscal 2018 approximately at Fiscal 2017 levels. Data provided by the Consultant for our peer companies and from the Equilar Top 25 survey indicated that the Named Officers’ base salaries and target compensation opportunities are generally competitive with those provided at many of our peer companies. The committee believes that these compensation levels generally are sufficient in the current environment to retain our executive team and incent them to continue to deliver strong financial and operational performance for our stockholders.

Set forth below are the Fiscal 2018 compensation opportunities for the Named Officers.

	BASE SALARY ($)	CASH BONUS TARGET ($)	OPERATING PSUs (TARGET #)	TSR PSUs (TARGET #)	RSAs (#)
James M. Whitehurst	$1,000,000	$1,500,000	36,994	36,994	36,993

Eric R. Shander	$450,000	$360,000	8,567	8,567	8,567

Paul J. Cormier	$700,000	$700,000	17,523	17,523	17,524

Arun Oberoi	$530,000	$530,000	11,682	11,682	11,683

Michael R. Cunningham	$490,000	$392,000	8,567	8,567	8,567

% of Total Compensation (Based on Average of Target Compensation)	11%	11%	26%	26%	26%

COMPENSATION POLICIES AND PRACTICES

STOCK OWNERSHIP REQUIREMENTS

The Compensation Committee supports stock ownership as an effective means of helping to align motivations of Named Officers and non-employee directors with the long-term interests of stockholders. Under Red Hat’s Stock Ownership Policy for Named Officers who report directly to the CEO, ownership levels are derived from multiples of annual base salary. The current levels were set in September 2016 to adjust for the almost 200% increase in Red Hat’s stock price since the levels were previously set. The new ownership levels are as follows:

POSITION	OWNERSHIP LEVEL
Chief Executive Officer	81,000 shares

Executive Vice President	15,000 shares

Senior Vice President	9,000 shares

37

COMPENSATION DISCUSSION AND ANALYSIS

If at any time a Named Officer or non-employee director does not hold a number of shares that equals or exceeds the applicable level, that officer is required to hold 50% of the shares (net of any shares withheld to satisfy tax obligations at vesting) realized from any equity award granted after March 1, 2010, the effective date of the Stock Ownership Policy, until ownership equals or exceeds the applicable level. For purposes of calculating ownership under the Stock Ownership Policy, shares owned outright, fully vested DSUs and 50% of unvested RSAs and DSUs are counted. Outstanding stock options and unvested PSU awards are disregarded. As of the end of Fiscal 2017, all of the Named Officers were in compliance with the Stock Ownership Policy.

POLICIES PROHIBITING HEDGING AND PLEDGING

Company policies prohibit employees from engaging in any of the following transactions with respect to securities of the Company: (i) selling short, (ii) buying or selling options (puts and calls), or other derivative securities or engaging in hedging or monetization transactions (such as collars and forward sales contracts), (iii) purchasing Company stock on margin or (iv) pledging Company stock to a margin account or otherwise.

CLAWBACK POLICY

In May 2009, the Board adopted a clawback policy for our Named Officers. The clawback policy generally requires any participant in our annual cash bonus plan who engages in an act of embezzlement, fraud, willful misconduct or breach of fiduciary duty that results in a material restatement of financial statements included in any of our filings with the SEC to repay us (i) any portion of incentive compensation distributed during the twelve-month period following the filing with the SEC of any financial statements that are subsequently restated that is greater than the amount that would have been paid if calculated based on the restated financial results and (ii) the net proceeds from gains on any sale or disposition of our common stock distributed pursuant to incentive compensation arrangements during such twelve-month period. The Board adopted the policy as an additional deterrent to inappropriate behavior that could adversely affect the Company.

TAX DEDUCTIBILITY OF THE NAMED OFFICERS’ COMPENSATION

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and to each other officer (other than the CFO) whose compensation is required to be reported pursuant to the Exchange Act by reason of being among the other three most highly paid executive officers. Incentive awards, such as PSUs, RSAs and the annual cash bonus, are issued pursuant to our stockholder approved Performance Compensation Plan, which establishes the performance metrics and other award terms to enable us to maximize the tax deductibility of compensation expense under Section 162(m). While the Compensation Committee generally seeks to preserve the deductibility of most compensation paid to executive officers, the primary objective of the Company’s compensation program is to support and build our business with the goal of creating long-term value for our stockholders. From time to time, the committee may provide compensation arrangements that are not deductible under Section 162(m) in order to recruit and retain key executive talent.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for Fiscal 2017 and this Proxy Statement.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Sohaib Abbasi

Narendra K. Gupta

Kimberly L. Hammonds

Donald H. Livingstone

General H. Hugh Shelton

The information contained in the foregoing report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent Red Hat specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act. This information shall not be deemed to be incorporated by reference into any filing of Red Hat under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

38	RED HAT, INC. 2017 PROXY STATEMENT

SUMMARY COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation awarded to our Named Officers in Fiscal 2017, Fiscal 2016 and Fiscal 2015.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($) (1)	BONUS ($)		STOCK AWARDS ($) (2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (3)	ALL OTHER COMPENSATION ($) (4)(5)	TOTAL ($)
James M. Whitehurst	2017	1,000,000	—		9,125,785	997,500	9,304	11,132,589

President and Chief Executive Officer	2016	975,000	—		9,558,469	2,178,458	13,667	12,725,594
	2015	900,000	—		13,528,096	2,282,711	10,713	16,721,520

Eric R. Shander	2017	385,000	200,000	(6)	499,772	238,095	9,300	1,332,167

Executive Vice President, Chief Financial Officer

Frank A. Calderoni	2017	678,853	—		4,831,325	—	48,901	5,559,079

Former Executive Vice President, Operations and Chief Financial Officer	2016	474,830	3,053,352	(7)	10,176,339	691,563	8,367	14,404,451

Paul J. Cormier	2017	700,000	—		4,831,325	479,255	665	6,011,245

Executive Vice President and President, Products and Technologies	2016	670,000	—		5,060,366	1,038,538	336	6,769,240
	2015	580,000	—		7,289,061	1,066,475	4,342	8,939,878

Arun Oberoi	2017	530,000	—		6,978,553	357,565	8,640	7,874,758

Executive Vice President, Global Sales and Services	2016	522,500	—		3,935,871	788,971	12,632	5,259,974
	2015	500,000	—		3,150,024	907,768	11,339	4,569,131

Michael R. Cunningham	2017	480,000	—		2,469,347	264,960	8,732	3,223,039

Executive Vice President and General Counsel	2016	472,500	—		2,586,413	564,192	13,089	3,636,194
	2015	450,000	—		2,099,999	646,950	7,856	3,204,805

(1) Mr. Calderoni’s salary amounts are pro-rated based on service and Fiscal 2017 includes $68,500 of accrued vacation that was paid upon his resignation.

(2) Amounts in this column represent the aggregate grant date fair value of awards granted to Named Officers in each fiscal year listed as determined in accordance with FASB ASC Topic 718 and are consistent with the estimate of the aggregate grant date compensation cost to be recognized over the service period. For any awards that are subject to performance conditions, the reported fair value is the value at the grant date based upon probable outcome of such conditions. For Fiscal 2017, the following amounts represent the grant date fair value of such PSU awards assuming achievement of maximum payout: Mr. Whitehurst—$11,907,828, Mr. Calderoni—$6,304,126, Mr. Cormier—$6,304,126, Mr. Oberoi—$9,105,824, and Mr. Cunningham—$3,222,014. For Fiscal 2016, the following amounts represent the grant date fair value of such PSU awards assuming achievement of maximum payout: Mr. Whitehurst—$11,158,614, Mr. Calderoni—$9,055,092, Mr. Cormier—$5,907,592, Mr. Oberoi—$4,594,760, and Mr. Cunningham—$3,019,484. For Fiscal 2015, the following amounts represent the grant date fair value of such PSU awards, including TSR Hurdle PSUs for Mr. Whitehurst and Mr. Cormier, assuming achievement of maximum payout: Mr. Whitehurst—$20,256,609, Mr. Cormier—$10,805,844, Mr. Oberoi—$4,065,235, and Mr. Cunningham—$2,710,157.

(3) Amounts in this column represent payouts earned under the annual cash bonus plan for Named Officers, except for Mr. Shander, based on fiscal year performance. In Fiscal 2017, Mr. Shander participated in the Red Hat Variable Incentive Compensation Plan. The Fiscal 2016 payout for Mr. Calderoni was pro-rated based on the number of days he served as an employee of the Company.

(4) Amounts in this column include Company-paid 401(k) matching contributions and Company-paid premiums for life insurance and accidental death and disability benefits in each fiscal year that are generally available to all employees and tax reimbursement for imputed income with respect to reimbursement of spouse’s travel expenses for a Company event.

(5) Mr. Calderoni’s other compensation includes $40,000 for consulting services pursuant to his consulting contract with the Company upon his resignation.

(6) Payment received by Mr. Shander during Fiscal 2017 pursuant to a cash retention agreement entered into with the Company in November 2015. This agreement provided for him to receive three cash payments totaling $350,000 through December 30, 2016. For more information concerning the terms of this agreement, see the section entitled “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2017 Compensation Arrangements for Mr. Shander.”

(7) In Fiscal 2016, Mr. Calderoni received a payment of $4,000,000 pursuant to a bonus agreement entered into with the Company dated June 21, 2015. Upon Mr. Calderoni’s resignation in Fiscal 2017, the Company recovered $946,648 in accordance with the terms of the bonus agreement.

EMPLOYMENT AND INDEMNIFICATION ARRANGEMENTS WITH NAMED OFFICERS

Each of our Named Officers has entered into employment or related agreements with us that are described in more detail below.

CHIEF EXECUTIVE OFFICER

•	Executive Employment Agreement, dated as of December 19, 2007, as amended from time to time (“2007 Executive Employment Agreement”)

•	All compensation determined at the sole discretion of the Compensation Committee

•	Eligible for annual incentive bonus in amount up to 200% of base salary in effect at beginning of fiscal year

•	Compensation committee will consider the grant of an equity award at least annually

OTHER NAMED OFFICERS

•	All entered into an offer letter when employment began

•	Company has no continuing obligations under any offer letter

39

EMPLOYMENT AND INDEMNIFICATION ARRANGEMENTS WITH NAMED OFFICERS

TSR HURDLE PSUs

Fiscal 2015 compensation for Mr. Whitehurst and Mr. Cormier reflects the grant of performance share units requiring achievement of an average TSR of $80.18 (the “TSR Hurdle PSUs”) for a 90-calendar day period by August 6, 2017, or the entire award would be forfeited. This performance goal was achieved in January 2016, and Mr. Whitehurst and Mr. Cormier earned and received 50% of the PSUs. They will earn and be paid the remaining 50% of the TSR Hurdle PSUs if they maintain a Business Relationship with the Company until August 6, 2018. The Compensation Committee granted the TSR Hurdle PSUs to provide an incentive to deliver a sustained level of exceptional corporate performance and considers the use of a special award, such as the TSR Hurdle PSUs, to be a tool for use only in exceptional circumstances.

INDEMNIFICATION

Each Named Officer, as well as each director, party to an indemnification agreement with the Company:

•	Indemnified against expenses, judgments, fines, penalties and amounts paid in settlement incurred in connection with the defense or settlement of threatened, pending or completed proceedings

•	Proceeding must be in connection with Named Officer’s service as an officer of the Company or other services performed at the request of the Company (such as service as a director or officer of a subsidiary of the Company)

•	Covers both third-party claims and proceedings brought by or in the right of the Company

•	Provides for advancement of expenses incurred by the Named Officer under certain circumstances

•	Indemnified to the fullest extent permitted by law, but is subject to certain limitations and exceptions (such as a requirement that Named Officer acted in good faith and with a reasonable belief that conduct was not unlawful and was in the best interests of the Company)

•	Not exclusive of rights to indemnification or advancement of expenses that may arise under the Company’s Certificate of Incorporation or By-Laws, a separate agreement with the Company or applicable law

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2017

The following table sets forth information regarding all incentive plan awards granted to our Named Officers during Fiscal 2017.

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (3)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($) (4)
NAME	GRANT DATE	APPROVAL DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
James M. Whitehurst	5/25/16 (5)	5/18/16							38,812	2,976,880
	5/25/16 (6)	5/18/16				9,703	38,813	77,626		2,976,957
	5/25/16 (7)	5/18/16				9,703	38,813	77,626		3,171,948
		5/18/16	375,000	1,500,000	3,000,000

Eric R. Shander	7/18/16 (8)	5/18/16							6,865	499,772
		5/25/16		154,000

Frank A. Calderoni (9)	5/25/16 (5)	5/18/16							20,548	1,576,032
	5/25/16 (6)	5/18/16				5,137	20,548	41,096		1,576,032
	5/25/16 (7)	5/18/16				5,137	20,548	41,096		1,679,261
		5/18/16	171,250	685,000	1,370,000

Paul J. Cormier	5/25/16 (5)	5/18/16							20,548	1,576,032
	5/25/16 (6)	5/18/16				5,137	20,548	41,096		1,576,032
	5/25/16 (7)	5/18/16				5,137	20,548	41,096		1,679,261
		5/18/16	175,000	700,000	1,400,000

Arun Oberoi	5/25/16 (5)	5/18/16							29,681	2,276,533
	5/25/16 (6)	5/18/16				7,420	29,680	59,360		2,276,456
	5/25/16 (7)	5/18/16				7,420	29,680	59,360		2,425,564
		5/18/16	132,500	530,000	1,060,000

Michael R. Cunningham	5/25/16 (5)	5/18/16							10,503	805,580
	5/25/16 (6)	5/18/16				2,626	10,502	21,004		805,503
	5/25/16 (7)	5/18/16				2,626	10,502	21,004		858,264
		5/18/16	96,000	384,000	768,000

(1) These columns show the potential value of the payout for each Named Officer under the annual cash bonus plan as if the threshold, target or maximum goals had been satisfied for the performance measures established for Fiscal 2017 by the Compensation Committee. If the threshold goal is not satisfied, the Named Officer receives no payout. Actual bonus payments to Named Officers under the annual cash bonus plan for Fiscal 2017 performance are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” In Fiscal 2017, Mr. Shander participated in the Red Hat Variable Incentive Compensation Plan with a target payout equal to 40% of his annual base salary.

(2) These columns show the number of shares underlying PSUs granted in Fiscal 2017 that may be earned by each Named Officer if the threshold, target or maximum performance levels are satisfied. If the threshold performance level is not satisfied, the Named Officer receives no payout. The grant date fair value of PSUs granted to Named Officers in Fiscal 2017 is included in the column titled “Grant Date Fair Value of Stock Awards” and is calculated as described in footnote 4 below.

40	RED HAT, INC. 2017 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT THE END OF FISCAL 2017

(3) Amounts in this column reflect RSAs or RSUs granted to Named Officers in Fiscal 2017. The grant date fair value of awards granted to Named Officers in Fiscal 2017 is included in the column titled “Grant Date Fair Value of Stock Awards” and is calculated as described in footnote 4 below. The RSAs for Named Officers vest over a four-year period, 25% vesting after one year and the remainder quarterly thereafter over an additional three years. If the threshold performance level is not satisfied, the Named Officer receives no RSA payout. The RSUs for Mr. Shander vest ratably on the anniversary of the grant date over a four-year period.

(4) This column reflects the aggregate grant date fair value of the equity awards granted to Named Officers in Fiscal 2017 as determined in accordance with FASB ASC Topic 718 and is consistent with the estimate of the aggregate grant date compensation cost to be recognized over the service period. For any awards that are subject to performance conditions, the reported value is the value at the grant date based upon the probable outcome of such conditions.

(5) Grant date for RSAs

(6) Grant date for Operating PSUs

(7) Grant date for TSR PSUs

(8) Grant date for RSUs

(9) Mr. Calderoni forfeited all incentive plan awards granted to him in Fiscal 2017 as of the last day of his consulting arrangement.

OUTSTANDING EQUITY AWARDS AT THE END OF FISCAL 2017

The following table sets forth information on the holdings of stock awards by our Named Officers as of February 28, 2017.

	STOCK AWARDS
NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (3)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (2)
James M. Whitehurst	85,652	7,092,842	414,998	34,365,984

Eric R. Shander	0	0	14,002	1,159,506

Frank A. Calderoni (4)	0	0	28,090	2,326,133

Paul J. Cormier	46,930	3,886,273	220,953	18,297,118

Arun Oberoi	48,596	4,024,235	174,689	14,465,996

Michael R. Cunningham	23,096	1,912,580	88,181	7,302,269

(1) Amounts in this column reflect RSAs granted to Named Officers and outstanding as of February 28, 2017. All RSAs listed above vest over a four-year period, 25% vesting after one year subject to achievement of the performance condition and the remainder vesting quarterly thereafter over an additional three years. All RSAs were granted on or about May 28 in 2013, 2014, 2015, or 2016. Information presented aggregates historical grants of outstanding RSAs.

(2) The market value of the shares or units was calculated by multiplying the number of shares of common stock by $82.81, the stock price as of the close of business on the last trading day of Fiscal 2017.

(3) Amounts in this column reflect Operating PSUs, TSR PSUs, TSR Hurdle PSUs and RSUs granted to Named Officers and outstanding as of February 28, 2017. The Operating PSUs assume maximum payout as described in the table entitled “Grants of Plan-Based Awards in Fiscal 2017,” while the TSR PSUs are reflected at target.

(4) Under the applicable award agreements, Mr. Calderoni forfeited all equity awards that were unvested as of February 28, 2017, except for 28,090 Operating PSUs shown above. Because of the consulting services Mr. Calderoni provided to the Company through February 28, 2017, he received 27,165 shares and forfeited the remaining 925 Operating PSUs.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2017

The following table sets forth information on the number and value of shares of stock vested during Fiscal 2017 for our Named Officers. The Named Officers had no outstanding stock options during Fiscal 2017.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (1)
James M. Whitehurst	153,746	11,448,759

Eric R. Shander	2,378	175,782

Frank A. Calderoni	21,067	1,545,475

Paul J. Cormier	99,131	7,385,651

Arun Oberoi	67,370	5,018,235

Michael R. Cunningham	46,465	3,461,245

(1) The value realized on vesting is based on the closing price of our common stock on the date of vesting.

41

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each Named Officer (other than Mr. Calderoni who resigned from the Company in January 2017) is eligible to receive compensation in certain circumstances following the termination of employment. Although a substantial portion of compensation for Red Hat’s executives is performance-based and contingent on the achievement of Company and individual performance goals, the Compensation Committee has determined that severance and change in control benefits are appropriate in order to (i) attract and retain executive talent, (ii) avoid the distraction and costs associated with potentially protracted separation negotiations or disputes and (iii) help ensure in the event of an actual or threatened change in control of the Company that personal concerns are less likely to impede a transaction that may be in the best interests of our stockholders.

SEVERANCE BENEFITS

The Compensation Committee believes it equitable to offer severance benefits to our Named Officers because severance often serves as a bridge when employment is involuntarily or constructively terminated without cause and severance benefits should therefore not be affected by other accumulated compensation.

CHANGE IN CONTROL ARRANGEMENTS

The Company’s change in control arrangements incorporate a “double trigger” approach for the benefits to become payable. In other words, benefits are payable only upon a termination by the Company without good cause or a termination by the Named Officer with good reason that occurs during a period following a change in control. These change in control arrangements are designed to:

•	retain these executives;

•	motivate our executives to advise our Board about a potential transaction that may be in the best interests of stockholders;

•	mitigate concerns that, in the event that the Company is considering a change in control transaction, our executives may be unduly influenced by personal concerns about the economic consequences of the possible loss of their jobs; and

•	prevent these executives from receiving a windfall solely because a change in control has occurred.

Accordingly, the Compensation Committee believes that the change in control arrangements serve the best interests of stockholders because they help to minimize the distraction of management during a potential change in control at a cost that the Compensation Committee believes is both appropriate and reasonable.

POLICY PROHIBITING NEW GROSS-UP PAYMENT ARRANGEMENTS

We have a policy prohibiting the Company from entering into any new agreements to provide gross-up payments for excise taxes paid under Section 4999 of the Code by any of our executives.

We have entered into no new, nor modified any existing, provisions that provide for the Company to reimburse any individual for the amount of any excise tax paid under Section 4999 of the Code, or made any other material modifications to the Senior Management Change in Control Severance Policy since December 2007.

42	RED HAT, INC. 2017 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

ARRANGEMENTS WITH NAMED OFFICERS

Each Named Officer must execute a valid release of claims and comply with non-compete, non-solicit, non-disparagement and other covenants for one year following termination of employment in order to be eligible for severance payments.

CEO

•  Terms set in Mr. Whitehurst’s 2007 Executive Employment Agreement and the applicable equity award agreements

•  Change in Control Benefit Trigger: Mr. Whitehurst is entitled to benefits if: (i) the Company terminates his employment without cause either within three months prior to a change in control, or upon or within 24 months after a change in control, or (ii) Mr. Whitehurst terminates his employment for good reason upon or within 24 months after a change in control

	CASH SEVERANCE PAYMENTS	RSAs	PSUs	WELFARE BENEFITS	EXCISE GROSS UP PAYMENT
Termination Without Cause	150% annual base salary Pro-rated target bonus Earned but unpaid base salary	18 months additional vesting credit	18 months additional vesting credit Pro-rated portion of PSUs earned for performance segment that has begun, but not completed	Premiums for health care (medical, dental, vision) for officer and qualified beneficiaries for up to 18 months	N/A

Termination With Good Reason	150% annual base salary Pro-rated target bonus Earned but unpaid base salary	18 months additional vesting credit	18 months additional vesting credit	Premiums for health care for officer and qualified beneficiaries for up to 18 months	N/A

Change in Control With Termination Without Cause or With Good Reason	200% of annual base salary 200% target bonus Pro-rated target bonus Earned but unpaid base salary	All outstanding and unvested RSAs vest	All outstanding and unvested PSUs vest	Premiums for health care for officer and qualified beneficiaries and term life insurance premium for up to 24 months	Reimbursement for amount of any excise tax payable under Section 4999 of the Code and to cover any additional taxes imposed in connection with reimbursement

Termination Due to Retirement	Earned but unpaid base salary and bonus	None	None	None except as required by law or Company employee benefit plans/policies	N/A

Termination Due to Death or Disability	Earned but unpaid base salary and bonus	None	Pro-rated portion of PSUs earned for performance segment that has begun, but not completed	None except as required by law or Company employee benefit plans/policies	N/A

43

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

OTHER NAMED OFFICERS

•  Terms set in Senior Management Severance Plan, Senior Management Change in Control Severance Policy and the applicable equity award agreements

•  Change in Control Benefit Trigger: The other Named Officers are entitled to benefits if within one year of a change in control, the Company or its successor terminates the Named Officer for good cause or the Named Officer terminates employment with good reason

	CASH SEVERANCE PAYMENTS	RSAs/RSUs (1)	PSUs (2)	WELFARE BENEFITS (1)	EXCISE GROSS UP PAYMENT
Termination Without Cause	Multiple of annual base salary: Cormier, Oberoi: 2 X Cunningham: 1.8 X Shander: 1.4 X	Earlier of 180 days additional vesting credit, or expiration of award

Earlier of 180 days additional vesting credit, 10 days after performance certification, or expiration of award

Pro-rated portion of PSUs earned for performance segment that has begun, but not completed

				Premiums for health care (medical, dental, vision) for officer and qualified beneficiaries for up to 12 months	N/A

Termination With Good Reason	Multiple of annual base salary: Cormier, Oberoi: 2 X Cunningham: 1.8 X Shander: 1.4 X	Earlier of 180 days additional vesting credit or expiration of award	Earlier of 180 days additional vesting credit, 10 days after performance certification, or expiration of award	Premiums for health care for officer and qualified beneficiaries for up to 12 months	N/A

Change in Control With Termination Without Cause or With Good Reason	200% of sum of annual base salary plus the average annual cash bonuses earned during two previous fiscal years Pro-rated target bonus	All outstanding RSAs vest unless continued, assumed, converted or substituted for and no triggering event occurs within one year of change in control

Operating PSUs vest, at target level for first two years and in final year, at performance achieved for most recently completed fiscal quarter prior to change in control,

TSR PSUs vest based on per share equivalent of transaction price, and

TSR Hurdle PSUs (Mr. Cormier only) All outstanding vest

				Premiums for health care for officer and qualified beneficiaries for up to 24 months	Cormier and Cunningham only: Reimbursement for amount of any excise tax payable under Section 4999 of the Code and to cover any additional taxes imposed in connection with reimbursement

Termination Due to Retirement	Earned but unpaid base salary and pro-rated bonus	None	None	None except as required by law or Company employee benefit plans/policies	N/A

Termination Due to Death or Disability	Earned but unpaid base salary	None	Pro-rated portion of PSUs earned for performance segment that has begun, but not completed	None except as required by law or Company employee benefit plans/policies	N/A

(1) Mr. Shander: In Fiscal 2017, Mr. Shander participated in a separate non-change in control severance plan that provided only for a cash payment based on a multiple of his annual base salary. He was not eligible for additional equity vesting credit or for a cash payment to pay for health care premiums for himself or his qualified beneficiaries. Upon a change in control, Mr. Shander’s equity would either (i) vest if continued, assumed, converted or substituted and Mr. Shander were terminated without good cause upon or within one year of the change in control, or (ii) be paid out in cash equal to the fully vested value upon the change in control.

(2) Upon a change-in-control, Operating and TSR PSUs may also be continued, assumed, converted or substituted for shares of restricted stock (as described in the table) and will vest 25% at the end of the first year, 50% at the end of the second year and 100% at the end of the third year, subject to maintaining a qualified Business Relationship with the successor company.

44	RED HAT, INC. 2017 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth information on the potential payments to Named Officers upon termination or change in control of the Company, assuming the termination or change in control took place on February 28, 2017, the last day of Fiscal 2017. All equity awards are valued based on $82.81, our closing stock price on February 28, 2017. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may differ from those set forth below.

We have omitted Mr. Calderoni from the table because he is ineligible for, and received no, severance payments as a result of his resignation from the Company in January 2017.

NAME	CASH SEVERANCE PAYMENT ($) (1)	RSAs/RSUs ($) (2)	PSUs ($) (3)	WELFARE BENEFITS ($) (4)	EXCISE GROSS UP PAYMENT ($) (5)	TOTAL ($)
James M. Whitehurst

Termination Without Cause	3,000,000	4,738,554	16,855,399	30,624	—	24,624,577

Termination With Good Reason	3,000,000	4,738,554	14,176,979	30,624	—	21,946,157

Change in Control With Termination Without Cause or With Good Reason	6,500,000	7,092,842	18,998,135	148,232	—	32,739,209

Termination Due to Retirement	997,500	—	—	—	—	997,500

Termination Due to Death or Disability	997,500	—	8,158,142	—	—	9,155,642

Eric R. Shander

Termination Without Cause	539,000	—	—	—	—	539,000

Termination With Good Reason	539,000	—	—	—	—	539,000

Change in Control With Termination Without Cause or With Good Reason	1,288,540	1,159,506	—	40,832	—	2,488,878

Termination Due to Retirement	—	—	—	—	—	—

Termination Due to Death or Disability	—	—	—	—	—	—

Paul J. Cormier

Termination Without Cause	1,400,000	1,194,203	5,704,058	20,416	—	8,318,677

Termination With Good Reason	1,400,000	1,194,203	—	20,416	—	2,614,619

Change in Control With Termination Without Cause or With Good Reason	4,205,013	3,886,273	9,861,118	40,832	—	17,993,236

Termination Due to Retirement	479,255	—	—	—	—	479,255

Termination Due to Death or Disability	—	—	2,047,643	—	—	2,047,643

Arun Oberoi

Termination Without Cause	1,060,000	1,149,072	3,758,603	20,416	—	5,988,091

Termination With Good Reason	1,060,000	1,149,072	—	20,416	—	2,229,488

Change in Control With Termination Without Cause or With Good Reason	3,286,739	4,024,235	7,336,881	40,832	—	14,688,687

Termination Due to Retirement	357,565	—	—	—	—	357,565

Termination Due to Death or Disability	—	—	2,254,309	—	—	2,254,309

Michael R. Cunningham

Termination Without Cause	864,000	578,097	1,818,967	20,416	—	3,281,479

Termination With Good Reason	864,000	578,097	—	20,416	—	1,462,513

Change in Control With Termination Without Cause or With Good Reason	2,555,142	1,912,580	3,330,505	40,832	—	7,839,059

Termination Due to Retirement	264,960	—	—	—	—	264,960

Termination Due to Death or Disability	—	—	1,046,567	—	—	1,046,567

45

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

(1) Amounts in this column are based on base salary as of February 28, 2017 and amounts received under our annual cash bonus plan for Fiscal 2016 and Fiscal 2015. For purposes of determining the amount of (x) the pro-rated annual cash bonus for Fiscal 2017 to be paid to the Named Officers other than Mr. Whitehurst upon a Change in Control With Termination Without Good Cause or With Good Reason, (y) the annual cash bonus for Fiscal 2017 to be paid upon retirement and (z) the annual cash bonus for Fiscal 2017 to be paid to Mr. Whitehurst upon a termination due to death or disability, amounts are equal to the annual cash bonus amounts actually paid in respect of Fiscal 2017 performance.

(2) Amounts in this column are equal to the value of RSAs outstanding that would vest upon the triggering event described in the first column under the name of each Named Officer.

(3) Amounts in this column are equal to the value of all forms of PSUs outstanding that would be distributed upon the triggering event described in the first column under the name of each Named Officer. We have assumed that (i) Operating PSU awards granted in Fiscal 2016 would vest based on the performance achieved in Fiscal 2017 less any amounts previously paid out under the award and (ii) Operating PSU awards granted in Fiscal 2017 and the TSR PSU awards would vest at the target level.

(4) Amounts in this column were calculated using an assumed total cost of welfare benefits of $20,416 per year. Mr. Whitehurst’s welfare benefits also include an annual cost of $53,700 to continue his life insurance that he would receive upon a Change in Control With Termination Without Cause or With Good Reason.

(5) For purposes of determining whether any payment received by a Named Officer upon a Change in Control With Termination Without Good Cause or With Good Reason would constitute an “excess parachute payment” subject to an excise tax under Section 4999 of the Code, the acceleration value of vested RSAs was calculated using the applicable federal rates published by the Internal Revenue Service.

46	RED HAT, INC. 2017 PROXY STATEMENT

ADVISORY VOTE ON EXECUTIVE COMPENSATION

ITEM NO. 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking stockholders to approve, on an advisory basis, a resolution relating to the Company’s executive compensation program as reported in the sections of this Proxy Statement under “Compensation Discussion and Analysis,” which describes how our executive compensation program is designed and operates, and the Summary Compensation Table and other related compensation tables, which provide additional information about the compensation of our Named Officers. Consistent with the preference expressed by our stockholders at the Company’s 2011 Annual Meeting of Stockholders, the Board approved holding an annual advisory vote on executive compensation until the next vote on the preferred frequency of advisory votes on executive compensation, which will occur at the Annual Meeting and is the subject of the non-binding advisory vote in Item No. 3.

The Board and the Compensation Committee believe that our executive compensation program has supported and contributed to the Company’s recent and long-term success and the creation of long-term stockholder value and is effective in helping the Company attract and retain the high caliber of executive talent necessary to drive our business forward and build sustainable value for our stockholders.

In accordance with regulations issued under Section 14A of the Exchange Act we are asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion of the Proxy Statement for the 2017 Annual Meeting of Stockholders, is hereby APPROVED.

While this advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding, the Compensation Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RESOLUTION RELATING TO RED HAT’S EXECUTIVE COMPENSATION

47

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

ITEM NO. 3—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to the “say on pay” advisory vote on our executive compensation program and in accordance with regulations issued under Section 14A of the Exchange Act, we are also seeking a non-binding advisory vote as to the frequency of future advisory votes on our executive compensation program. We are providing stockholders the option of selecting a frequency of 1 year, 2 years or 3 years, or to abstain. Starting with our 2011 Annual Meeting of Stockholders, we have held annual say-on-pay votes. After careful consideration, the Board has determined that holding an advisory vote on executive compensation every year continues to be the most appropriate policy for the Company.

An annual vote on executive compensation provides our stockholders an opportunity to offer direct input as the Compensation Committee reviews our executive compensation program. While the Company’s executive compensation program is designed to promote a long-term connection between pay and performance, the Compensation Committee reviews our executive compensation program, and the Company describes that program to our stockholders in its proxy statement, annually. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to offer direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement every year. However, stockholders should note that elements of our executive compensation program is designed to operate in an integrated manner and to complement one another, in some cases over a multi-year period. As a result, in many cases it may not be appropriate or feasible to change our executive compensation program in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

We will continue to engage with our stockholders regarding our executive compensation program in addition to our annual votes on executive compensation. Engagement with our stockholders is a key component of our corporate governance. We appreciate and are open to input from our stockholders regarding board and governance matters, as well as our executive compensation program. Our experience in the past six years has shown that annual votes on executive compensation will not distract from continued stockholder engagement.

Your vote is requested. We therefore request that our stockholders select “1 Year” when voting on the frequency of advisory votes on executive compensation. Stockholders will be able to specify one of four choices for this proposal on the proxy card: 1 year, 2 years, 3 years, or abstain. This advisory vote is non-binding on the Company, the Board and the Compensation Committee, but the Board will give careful consideration to the voting results on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY 1 YEAR

48	RED HAT, INC. 2017 PROXY STATEMENT

AUDIT MATTERS

EVALUATION AND SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee evaluates the performance of PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, to determine whether to re-engage PwC or consider other audit firms and exercises sole authority to approve all audit engagement fees and terms associated with the retention of PwC. The Audit Committee’s decision to retain and recommend that stockholders ratify the selection of PwC involved a number of considerations, including:

•	Performance on prior audits and the quality and efficiency of the services provided by PwC;

•	PwC’s continued independence;

•	PwC’s global capabilities and technical expertise;

•	PwC’s tenure as the Company’s independent registered public accounting firm, including PwC’s significant institutional knowledge and understanding of the Company’s business and the independence risks of a long-tenured auditor;

•	The quality and depth of PwC’s staff;

•	PwC’s effectiveness of communications and working relationship with the Audit Committee, management and internal auditor;

•	The appropriateness of the fees paid to PwC; and

•	External data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on PwC and its peer firms.

The Audit Committee also reviews and evaluates the performance of the lead audit partner responsible for our audit, oversees the required rotation of the lead audit partner and, through the Audit Committee Chair as a representative of the Audit Committee, reviews the selection of the lead audit partner. The lead partner for our audit rotates every five years and our current lead partner was appointed in Fiscal 2015. The Audit Committee also discussed with PwC its independence from the Company and determined that PwC’s provision of certain services to the Company, other than services rendered in connection with the audit or review of the Company’s financial statements, is compatible with maintaining PwC’s independence.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table summarizes the fees PricewaterhouseCoopers LLP billed to the Company for each of the last two fiscal years.

FEE CATEGORY	FISCAL YEAR ENDED FEBRUARY 28, 2017	FISCAL YEAR ENDED FEBRUARY 29, 2016
Audit Fees (1)	$2,104,284	$1,717,761

Audit-Related Fees (2)	$117,000	$2,000

Tax Fees (3)	$637,922	$365,477

All Other Fees (4)	$176,701	$202,000

Total Fees	$3,035,907	$2,287,238

(1) “Audit Fees” consist of fees for the integrated audit of the Company’s annual financial statements, the review of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements for those fiscal years. The increase in Audit Fees in Fiscal 2017 is primarily due to an increase in the number of statutory audits and in the scope of the integrated audit given the Company’s growth.

(2) “Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and which are not reported under “Audit Fees.” For Fiscal 2017, fees for the review of the Company’s initial assessment of Accounting Standards Update 2014-09, Revenue from Contracts with Customers, fees related to a foreign regulatory filing and fees for financial due diligence services compromise substantially all of the amounts described. For Fiscal 2016, fees for financial due diligence services compromise substantially all of the amounts described.

(3) “Tax Fees” consist of fees for tax compliance, tax advice and tax planning services. For Fiscal 2017 and Fiscal 2016, fees for tax compliance, advice relating to transfer pricing matters, and tax planning services comprise substantially all of the amounts described. The increase in Tax Fees in Fiscal 2017 is primarily due to additional fees associated with advice relating to transfer pricing matters.

(4) “All Other Fees” consist of fees for products and services provided by the independent registered public accounting firm other than for the services reported above in Audit Fees, Audit-Related Fees or Tax Fees. For Fiscal 2017 and Fiscal 2016, fees for conducting customer compliance audits and use of a research tool comprise substantially all of the amounts described.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our

49

PRE-APPROVAL POLICIES AND PROCEDURES

independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm during the next 12 months. Any such pre-approval is based upon a description of the particular service or type of services to be provided and an estimate of the fee associated with such service.

The Audit Committee may delegate, and has delegated to the Chair of the Audit Committee, the authority to pre-approve any audit or non-audit services to be provided by our independent registered public accounting firm. The Audit Committee also may delegate this pre-approval authority to other individual members of the Audit Committee from time to time. Any pre-approval of services by any member of the Audit Committee pursuant to this delegated authority, whether the Chair or another member, is reported at the next meeting of the Audit Committee.

For Fiscal 2016 and Fiscal 2017, all audit and non-audit services provided by the independent registered public accounting firm were pre-approved by the Audit Committee directly or pursuant to this delegated authority.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for Fiscal 2017 that are included in the Company’s Annual Report on Form 10-K for Fiscal 2017.

The Audit Committee operates under a written charter last amended by the Board in September 2016. A copy of the Audit Committee Charter is available at the Company’s website at www.redhat.com under “About Red Hat—Investor Relations—Corporate Governance.” The Audit Committee is comprised solely of independent directors as required by the listing standards of the NYSE and rules and regulations of the SEC.

The membership of the Audit Committee and its responsibilities are further described in the section entitled “Governance—Committees of the Board—Audit Committee.”

CONDUCT OF AUDIT COMMITTEE MEETINGS

The Audit Committee’s agenda is established by its chairperson with input from the committee members and the Company’s CFO. Audit Committee meetings are designed to facilitate and encourage communication among members of the Audit Committee and the Company’s management, its Director of Internal Audit and its independent registered public accounting firm, PricewaterhouseCoopers LLP.

During its Fiscal 2017 meetings, the Audit Committee reviewed and discussed various financial and regulatory issues, as well as reports of the Company’s internal auditors, its independent registered public accounting firm and management. As a part of these meetings, the Audit Committee regularly held separate executive sessions with representatives of the Company’s independent registered public accounting firm, the Company’s management and its Director of Internal Audit, at which candid discussions of financial management, accounting, internal controls, legal and compliance issues took place. Additionally, the Audit Committee’s chairperson held separate discussions from time to time with representatives of PricewaterhouseCoopers LLP and the Company’s CFO, Director of Internal Audit and General Counsel.

AUDIT COMMITTEE REVIEW OF PERIODIC REPORTS

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the reports prepared by the independent registered public accounting firm about the Company’s annual reports and communications from the firm related to quarterly reviews, as well as related matters such as the quality of the Company’s accounting principles, alternative methods of accounting under U.S. generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

AUDIT COMMITTEE’S ROLE IN CONNECTION WITH THE COMPANY’S REPORT ON INTERNAL CONTROLS

The Audit Committee reviewed management’s report on internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Periodically during Fiscal 2017, the Audit Committee reviewed plans for documenting and testing controls, the results of such documentation and testing, any deficiencies discovered and the status of remediation of deficiencies.

50	RED HAT, INC. 2017 PROXY STATEMENT

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE’S ROLE IN CONNECTION WITH THE FINANCIAL STATEMENTS AND CONTROLS OF THE COMPANY

Management of the Company has primary responsibility for the Company’s financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the integrated audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Audit Committee under its charter. The Audit Committee meets regularly with the independent registered public accounting firm, without the presence of management, to help ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also reviews with its outside advisors material developments in accounting that may be pertinent to the Company’s financial reporting practices.

REVIEW AND DISCUSSIONS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In its meetings with representatives of PricewaterhouseCoopers LLP, the Audit Committee asked the independent registered public accounting firm to address and discuss its responses to several questions that the Audit Committee believed were particularly relevant to its oversight. These questions included:

•	Are there any significant judgments made by management in preparing the financial statements that would have been made differently had the independent registered public accounting firm prepared and been responsible for the financial statements?

•	Based on the independent registered public accounting firm’s experience, and its knowledge of the Company, do the Company’s financial statements fairly present, in all material respects, to investors, the Company’s financial position and performance for the reporting period in accordance with U.S. generally accepted accounting principles and SEC disclosure requirements?

•	Based on the independent registered public accounting firm’s experience, and its knowledge of the Company, has the Company implemented internal controls over financial reporting that are appropriate for the Company and have such controls operated effectively as of the end of the Company’s fiscal year?

•	During the course of the fiscal year, has the independent registered public accounting firm received any communication or discovered any information indicating any improprieties with respect to the Company’s accounting and reporting procedures or reports?

The Audit Committee has also discussed with the independent registered public accounting firm that it is retained by the Audit Committee and that the independent registered public accounting firm must raise any concerns about the Company’s financial reporting and procedures directly with the Audit Committee. Based on these discussions and its discussions with management, the Audit Committee believes it has a basis for its oversight judgments and for recommending that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2017.

AUDIT COMMITTEE ACTIVITY WITH REGARD TO THE COMPANY’S AUDITED FINANCIAL STATEMENTS FOR FISCAL 2017

The Audit Committee has, among other actions:

•	reviewed and discussed the audited financial statements with the Company’s management; and

•	discussed with PricewaterhouseCoopers LLP the matters required by the Public Company Accounting Oversight Board AS 1301: Communications with Audit Committees.

INDEPENDENCE OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

51

AUDIT COMMITTEE REPORT

CONCLUSION

Based on its review and discussion with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2017. The Audit Committee and Board also have recommended the stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2018.

Respectfully submitted,

THE AUDIT COMMITTEE

W. Steve Albrecht (Chair)

Charlene T. Begley

Donald H. Livingstone

The information contained in the foregoing report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent Red Hat specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act. This information shall not be deemed to be incorporated by reference into any filing of Red Hat under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM NO. 4—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for Fiscal 2018. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since our initial public offering in 1999. The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders.

Although stockholder ratification of the selection of our independent registered public accounting firm is not required under Delaware law, our Certificate of Incorporation or our By-laws, the Company believes it is advisable to provide our stockholders with the opportunity to ratify this selection. If our stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2018, the Audit Committee of our Board will consider whether to select a new independent registered public accounting firm for Fiscal 2018 or to wait until the completion of the audit for Fiscal 2018 before considering a change in our independent registered public accounting firm.

Representatives of PricewaterhouseCoopers LLP are expected to attend our Annual Meeting, will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2018

52	RED HAT, INC. 2017 PROXY STATEMENT

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

The tables below set forth, as of May 31, 2017 (unless otherwise indicated), certain information regarding beneficial ownership of our common stock. We determine beneficial ownership of our common stock in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares of common stock which the individual has the right to acquire on or before July 30, 2017 through payout of DSUs or RSUs. As of May 31, 2017, we had 177,520,153 shares of common stock outstanding. For purposes of computing the percentage and amount of outstanding shares of common stock held by each individual or entity, any shares which that individual or entity has the right to acquire on or before July 30, 2017 are deemed to be outstanding for the individual or entity but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other individual or entity.

OWNERSHIP BY OUR DIRECTORS AND EXECUTIVE OFFICERS

The following table includes information regarding the number of shares of our common stock beneficially owned by each of our directors, director nominees and Named Officers, as well as all of our current directors and executive officers as a group, as of May 31, 2017.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	TITLE(S)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (2)	PERCENT OF COMMON STOCK OUTSTANDING
James M. Whitehurst (3)	Director and President and Chief Executive Officer	434,373	*

Paul J. Cormier (4)	Executive Vice President and President, Products and Technologies	264,578	*

William S. Kaiser (5)	Director	103,004	*

Arun Oberoi (6)	Executive Vice President, Global Sales and Services	97,343	*

Narendra K. Gupta (7)	Director	49,381	*

Frank A. Calderoni (8)	Former Executive Vice President, Operations and Chief Financial Officer	39,343	*

Sohaib Abbasi (9)	Director	34,380	*

Michael R. Cunningham (10)	Executive Vice President and General Counsel	34,050	*

Donald H. Livingstone (11)	Director	28,700	*

W. Steve Albrecht (12)	Director	27,973	*

General H. Hugh Shelton (13)	Board Chair	18,733	*

Eric R. Shander (14)	Executive Vice President, Chief Financial Officer	12,000	*

Charlene T. Begley (15)	Director	10,106	*

Kimberly L. Hammonds (16)	Director	7,013	*

All current executive officers and directors as a group (15 persons) (17)		1,169,317	*

* Less than one percent of the outstanding common stock.

(1) The address for each beneficial owner is c/o Red Hat, Inc., 100 East Davie Street, Raleigh, North Carolina 27601.

(2) Each person named in the table reported that he or she has sole voting and investment power (or shares such power with his or her spouse) with respect to all shares shown as beneficially owned by him or her, except as noted in the footnotes below and subject to community property laws, if applicable. The inclusion herein of any shares of common stock does not constitute an admission of direct or indirect beneficial ownership of those shares.

(3) Consists of (i) 319,420 shares of common stock and (ii) 114,953 shares of restricted stock vesting over four years from the date of grant.

(4) Consists of (i) 204,766 shares of common stock and (ii) 59,812 shares of restricted stock vesting over four years from the date of grant.

(5) Consists of (i) 92,379 shares of common stock, (ii) 3,435 shares of restricted stock vesting one year from the date of grant and (iii) 7,190 shares of common stock issuable upon payout of DSUs.

(6) Consists of (i) 40,291 shares of common stock and (ii) 57,052 shares of restricted stock vesting over four years from the date of grant.

(7) Consists of (i) 7,345 shares of common stock and (ii) 42,036 shares of common stock issuable upon payout of DSUs.

(8) Consists of 39,343 shares of common stock.

(9) Consists of (i) 7,985 shares of common stock, (ii) 26,335 shares of common stock issuable upon payout of DSUs and (iii) 60 shares of common stock held of record by the Abbasi Family 2003 Charitable Remainder Unitrust for which Mr. Abbasi is the trustee.

(10) Consists of (i) 4,565 shares of common stock and (ii) 29,485 shares of restricted stock vesting over four years from the date of grant.

(11) Consists of (i) 28 shares of common stock and (ii) 28,672 shares of common stock issuable upon payout of DSUs.

(12) Consists of (i) 14,291 shares of common stock and (ii) 13,682 shares of common stock issuable upon payout of DSUs.

(13) Consists of (i) 5,591 shares of common stock, (ii) 3,435 shares of restricted stock vesting one year from the date of grant and (iii) 9,707 shares of common stock issuable upon payout of DSUs.

53

OWNERSHIP OF MORE THAN 5% OF OUR COMMON STOCK

(14) Consists of (i) 1,717 shares of common stock, (ii) 8,567 shares of restricted stock vesting over four years from the date of grant and (iii) 1,716 shares of common stock issuable upon vesting of RSUs.

(15) Consists of (i) 5,137 shares of common stock and (ii) 4,969 shares of restricted stock vesting over either one year or three years from the date of grant.

(16) Consists of (i) 1,288 shares of common stock and (ii) 5,725 shares of restricted stock vesting over either one year or three years from the date of grant.

(17) Includes the executive officers listed in the sections entitled “Executive Compensation—Executive Officers” and “Other Matters–New Executive Officer in Fiscal 2018” and the nine members of our Board and consists of (i) 719,803 shares of common stock, (ii) 320,116 shares of restricted stock vesting over either one year, three years, or four years from the date of grant and (iii) 129,338 shares of common stock issuable upon payout of DSUs or vesting of RSUs.

OWNERSHIP OF MORE THAN 5% OF OUR COMMON STOCK

The following table sets forth information on each person or entity who we believe, based on our review of public filings, or information provided, by such persons or entities, beneficially owns more than 5% of our common stock as of May 31, 2017.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING (1)
T. Rowe Price Associates, Inc. (2) 100 East Pratt Street Baltimore, MD 21202	25,622,509	14.43%

The Vanguard Group, Inc. (3) 100 Vanguard Boulevard Malvern, PA 19355	16,748,647	9.43%

Prudential Financial, Inc. (4) 751 Broad Street Newark, NJ 07102	12,544,673	7.07%

BlackRock, Inc. (5) 55 East 52nd Street New York, NY 10055	11,579,079	6.52%

FMR LLC (6) 245 Summer Street Boston, MA 02210	9,787,248	5.51%

(1) Percentages are calculated based on our common stock outstanding as of May 31, 2017.

(2) Based solely on information provided by T. Rowe Price Associates, Inc. (“Price Associates”) in a letter dated March 3, 2017 regarding its beneficial ownership of our common stock as of December 31, 2016. As of December 31, 2016, Price Associates had sole power to vote or direct the vote over 8,844,931 shares and sole power to dispose or direct the disposition of 25,622,509 shares. These securities are owned by various individual and institutional investors which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) Based solely on a Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard Group, Inc. (“Vanguard”). As of December 31, 2016, Vanguard reported sole power to vote or direct the vote over 285,033 shares, shared power to vote or direct the vote over 32,227 shares, sole power to dispose or direct the disposition of 16,433,811 shares and shared power to dispose or direct the disposition of 314,836 shares. Includes 231,209 shares beneficially owned by Vanguard Fiduciary Trust Company (“VFTC”) as a result of its serving as investment manager of collective trust accounts. Also includes 137,451 shares beneficially owned by Vanguard Investments Australia, Ltd. (“VIA”) as a result of its serving as investment manager of Australian investment offerings. VFTC and VIA are wholly-owned subsidiaries of Vanguard.

(4) Based solely on a Schedule 13G/A filed with the SEC on January 24, 2017 by Prudential Financial, Inc. (“Prudential”) and includes shares held by certain of its subsidiaries. As of December 31, 2016, Prudential reported sole power to vote or direct the vote over 500,241 shares, shared power to vote or direct the vote over 7,012,246 shares, sole power to dispose or direct the disposition of 500,241 shares and shared power to dispose or direct the disposition of 12,044,432 shares. Jennison Associates LLC (“Jennison”) filed a separate Schedule 13G/A with the SEC on February 3, 2017, reporting beneficial ownership of 12,194,755 shares. However, these shares have not been listed separately because the shares reported by Prudential, which indirectly owns 100% of the equity interests of Jennison, includes 12,199,417 shares beneficially owned by Jennison. The additional 4,662 shares reported by Prudential as being beneficially owned by Jennison are not included in the number of shares reported by Jennison. Jennison furnishes investment advice to several investment companies, insurance separate accounts and institutional clients (“Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares held by such Managed Portfolios.

(5) Based solely on a Schedule 13G/A filed with the SEC on January 25, 2017 by BlackRock, Inc. and includes shares held by certain of its subsidiaries. As of December 31, 2016, BlackRock, Inc. reported sole power to vote or direct the vote over 9,798,465 shares and sole power to dispose or direct the disposition of 11,579,079 shares.

(6) Based solely on a Schedule 13G/A filed with the SEC on February 14, 2017 by FMR LLC. As of December 31, 2016, FMR LLC reported sole power to vote or direct the vote over 2,168,732 shares and sole power to dispose or direct the disposition of 9,787,248 shares. Includes shares beneficially owned by Crosby Advisors LLC, Fidelity Management Trust Company, FMR Co., Inc. and Strategic Advisors, Inc. FMR Co., Inc. beneficially owns 5% or greater of the outstanding shares reported on the Schedule 13G/A. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

54	RED HAT, INC. 2017 PROXY STATEMENT

OTHER MATTERS

NEW EXECUTIVE OFFICER IN FISCAL 2018

In Fiscal 2018, Michael A. Kelly became an executive officer of the Company.

Mr. Kelly, 45, has served as Chief Information Officer since August 2016. Prior to joining Red Hat, Mr. Kelly served in several senior leadership roles at McKesson Corporation, a provider of pharmaceuticals and medical supplies, including as Senior Vice President of IT Shared Services and Chief Information Officer, McKesson U.S. Pharmaceuticals, from October 2012 to August 2016 and Senior Vice President, Enterprise Application Services from May 2011 to October 2012. Mr. Kelly also served as Chief Information and Chief Technology Officer of McKesson Specialty Health, a division of McKesson Corporation, from October 2007 to May 2011 and as Chief Information Officer of Oncology Therapeutics Network from October 2005 until it was acquired by McKesson Corporation in October 2007.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of February 28, 2017.

	(A)	(B)	(C)
PLAN CATEGORY (1)	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($) (2)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (3)
Equity compensation plans approved by security holders (4)	7,015,595	50.14	24,168,411

Equity compensation plans not approved by security holders (5)(6)	188,267	31.92	4,996

Total	7,203,862		24,173,407

(1) A total of 208,505 shares representing options and a total of 7,307,995 full value awards (DSUs, RSUs, PSUs, and RSAs) were outstanding as of February 28, 2017; however, the table excludes: (i) 36,429 shares representing options outstanding under compensation plans assumed in connection with the acquisition of Gluster Inc. and Inktank Storage, Inc. and (ii) 276,209 shares underlying outstanding RSAs under the 2004 Long-Term Incentive Plan which are subject to forfeiture and would become available for future issuance if service conditions are not satisfied.

(2) The weighted average exercise price in row 1, column (B) is calculated based on 95,241 shares to be issued upon exercise of options under the 2004 Long-Term Incentive Plan. The weighted average exercise price in row 2, column (B) is calculated based on 76,835 shares to be issued upon exercise of options under the Ansible, Inc. 2013 Stock Incentive Plan, as amended (the “Ansible Plan”) and excludes 36,429 shares of common stock with a weighted-average exercise price of $0.22 per share that are issuable upon exercise of options issued under compensation plans assumed in connection with the acquisition of Gluster Inc. and Inktank Storage, Inc. Full value awards (DSUs, RSUs, PSUs and RSAs) issued under the 2004 Long-Term Incentive Plan and the Ansible Plan with no exercise price are also excluded from the calculation.

(3) Consists of 19,168,411 shares of common stock available for future issuance under the 2004 Long-Term Incentive Plan, 4,996 shares of common stock available for future issuance under the Ansible Plan and 5,000,000 shares of common stock available for future issuance under the 2016 Employee Stock Purchase Plan. Full value awards issued under the 2004 Long-Term Incentive Plan are ratio adjusted as reflected in the table below.

GRANT DATES	RATIO OF SHARES REDUCED FROM AVAILABLE FOR ISSUANCE FOR EACH FULL VALUE AWARD ISSUED UNDER THE 2004 LONG- TERM INCENTIVE PLAN	SHARES OUTSTANDING	ADDITIONAL DEBIT FROM SHARES AVAILABLE FOR ISSUANCE DUE TO RATIO ADJUSTMENT
August 2006—July 2008	1.6	5,250	3,150

August 2008—July 2012	1	57,354	—

August 2012	1.7	7,133,959	4,993,771

Totals		7,196,563	4,996,921

(4) The shares represented in row 1, column (A) include awards of stock options, RSUs, DSUs and PSUs issuable under the 2004 Long-Term Incentive Plan and exclude purchase rights accruing under the 2016 Employee Stock Purchase Plan. Shares underlying PSUs are calculated assuming the maximum payout as described in the “Grants of Plan-Based Awards in Fiscal 2017” table even though the actual payout may be less than the maximum. For a discussion of PSUs, see the section entitled “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Program Structure—Performance Share Units.”

(5) Excludes 20,518 shares of common stock available for future issuance under the Makara, Inc. 2008 Equity Incentive Plan (the “Makara Plan”). See the section entitled “Other Stock Plans” for additional information regarding the Makara Plan.

(6) In connection with our acquisition of Ansible, Inc., we assumed unvested stock options issued by Ansible, Inc. on an as-converted basis of which 76,835 shares remain outstanding. Each assumed option has the same terms and conditions in effect prior to the acquisition, except that the number of shares issuable upon exercise and the exercise price were adjusted in accordance with the transaction terms. See the section entitled “Other Stock Plans” for additional information regarding the Ansible Plan. 4,996 shares of Red Hat common stock remain available for future issuance under the Ansible Plan. The shares in column (A) of the table include 111,432 outstanding RSUs from the Ansible Plan.

55

EQUITY COMPENSATION PLAN INFORMATION

OTHER STOCK PLANS

ANSIBLE PLAN

A brief summary of the Ansible Plan is outlined below. The following summary is not a complete description of all the provisions of the Ansible Plan and is qualified in its entirety by reference to the Ansible Plan, copy of which is attached as Exhibits 99.1 of the Registration Statement on Form S-8 filed by the Company with the SEC on November 6, 2015.

PURPOSE

The Ansible Plan allows Red Hat to provide Ansible Plan Eligible Participants (as defined below) who are selected to receive awards under the Ansible Plan the opportunity to acquire an equity interest in Red Hat. The Board believes that equity incentives are a significant factor in retaining and motivating employees who joined Red Hat through the Ansible acquisition whose present and potential contributions are important to Red Hat.

KEY PROVISIONS

•	Ansible Plan Eligible Participants: Directors, employees, consultants and advisors of the Company or an affiliate of the Company hired after October 16, 2015 (the “Ansible Acquisition Date”) or individuals employed by Ansible, Inc. prior to the Ansible Acquisition Date in compliance with applicable law, including the rules and regulations of the NYSE (or any stock exchange or quotation system on which the Company’s shares are then listed or quoted).

•	Shares Originally Authorized Under the Plan, Shares Assumed, and Grant History: As of the Ansible Acquisition Date, Ansible stockholders had authorized a total of 12,150,000 shares under the Ansible Plan. Red Hat assumed a total of 261,395 shares on an as-converted basis consisting of:

(i)	119,515 unvested options to purchase Ansible common stock that were outstanding immediately prior to the Ansible Acquisition Date and that were assumed by the Company and converted into options to purchase the Company’s common stock subject to the same vesting and other conditions that applied to the Ansible options immediately prior to the acquisition. All assumed options were granted at fair market value on the date of grant pursuant to the terms of the Ansible Plan.

(ii)	141,880 shares available for future issuance under the Ansible Plan. Red Hat awarded 43,385 shares in the form of RSUs vesting 25% annually over four years to individuals employed by Ansible prior to the Ansible Acquisition Date as inducement to continue employment with Red Hat. As of February 28, 2017, there were 4,996 shares available for issuance under the Ansible Plan.

ADMINISTRATION

The Ansible Plan is administered by the Company’s Compensation Committee consisting of independent directors or such other committee of independent directors appointed by the Board and, except as limited by the Ansible Plan, the Compensation Committee may exercise all discretion delegated to it under the Ansible Plan. The Compensation Committee will select the employees of the Company and other persons who shall receive awards in compliance with applicable law, including the rules and regulations of the NYSE (or any stock exchange or quotation system on which the Company’s shares are then listed or quoted), determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the Ansible Plan and establish, amend and rescind any rules relating to the Ansible Plan.

MAKARA PLAN

As of February 28, 2017, there were 20,518 shares available for issuance under the Makara Plan. There are no outstanding awards under the Makara Plan. No awards have been granted under the Makara Plan since January 18, 2011. Copies of the Makara Plan and related documents are attached as Exhibits 99.1 through 99.6 of the Registration Statement on Form S-8 filed by the Company with the SEC on December 7, 2010.

COMPENSATION PROGRAM RISK ASSESSMENT

Consistent with SEC disclosure requirements, in Fiscal 2017 a team composed of senior members of our human resources and legal departments, with input from the Vice President, Operations in the sales departments on sales incentive plans, inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with Company management in an effort to assess whether any of our policies or practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of the Company’s compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee and the Consultant. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.

56	RED HAT, INC. 2017 PROXY STATEMENT

STOCKHOLDER PROPOSALS AND NOMINATIONS

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholders may submit proposals for consideration at our 2018 Annual Meeting of Stockholders (“2018 Annual Meeting”).

To be considered for inclusion in next year’s proxy statement, your proposal must be submitted in accordance with the SEC’s Rule 14a-8 and must be received by our Corporate Secretary at our principal executive offices no later than February 28, 2018.

Our By-Laws require that we be given advance written notice for nominations for directors and proposals of business that you wish to submit for consideration at our 2018 Annual Meeting other than those intended to be included in next year’s proxy statement under SEC Rule 14a-8. Written notice consistent with our By-Laws must be delivered to our Corporate Secretary no later than the close of business on April 12, 2018, nor earlier than March 13, 2018. However, if the date of our 2018 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the date of the 2017 Annual Meeting, your notice will be timely if it is received not earlier than the 90th day prior to the date of our 2018 Annual Meeting and not later than the close of business on the later of (i) the 60th day prior to the date of our 2018 Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of our 2018 Annual Meeting is first made.

All matters submitted must comply with the applicable requirements or conditions established by the SEC and our By-Laws. Any proposals of business or nominations should be addressed to: Red Hat, Inc., 100 East Davie Street, Raleigh, North Carolina, 27601, Attn: Corporate Secretary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports of ownership of, and transactions in, our securities with the SEC. Such directors, executive officers and 10% holders are then required to furnish us with copies of all Section 16(a) reports they file.

Based on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during Fiscal 2017 all filings required to be made by reporting persons were timely made.

57

GENERAL INFORMATION CONCERNING THE ANNUAL MEETING

This Proxy Statement and the 2017 Annual Report to Stockholders are available for viewing, printing and downloading at www.edocumentview.com/RHT.

QUESTIONS AND ANSWERS

WHY AM I RECEIVING THESE PROXY MATERIALS?

Red Hat’s Board of Directors is soliciting your vote by proxy at the Annual Meeting and at any adjournments or postponements thereof. This proxy statement includes information that we are required to provide to you under the rules of the SEC and are designed to assist you in voting on the matters presented at the Annual Meeting. Stockholders of record as of the close of business on June 15, 2017 may attend the Annual Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement.

WHAT IS INCLUDED IN THE PROXY MATERIALS?

The proxy materials include the Proxy Statement, our 2017 Annual Report, which includes our Annual Report on Form 10-K for Fiscal 2017, and, if you receive a paper copy of these materials, a proxy card or voting instruction form.

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?

You may receive a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) instead of a paper copy of the proxy materials. The Notice of Internet Availability describes how to access the proxy materials over the Internet and request paper copies of the proxy materials via mail. We will begin mailing the Notices of Internet Availability on or about June 28, 2017 to stockholders who are eligible to vote at the Annual Meeting.

WHO IS ELIGIBLE TO VOTE AT THE ANNUAL MEETING?

If your shares of Red Hat common stock are registered in your name in the records of our transfer agent, Computershare Limited (“Computershare”), as of the close of business on June 15, 2017, you are a “stockholder of record” for purposes of the Annual Meeting and are eligible to attend and vote. If you hold shares of our common stock indirectly through a broker, bank or similar institution, you are not a stockholder of record, but instead hold your shares in “street name” and the record owner of your shares is your broker, bank or similar institution. Instructions on how to vote shares held in street name are described under “How do I vote my shares?” below.

HOW MANY VOTES DO I HAVE?

You will have one vote for each share of Red Hat common stock owned by you, as a stockholder of record or in street name, as of the close of business on June 15, 2017.

WHAT AM I BEING ASKED TO VOTE ON AT THE ANNUAL MEETING?

You are being asked to vote on:

•	Item 1: the election to the Board of Sohaib Abbasi, W. Steve Albrecht, Charlene T. Begley, Narendra K. Gupta, Kimberly L. Hammonds, William S. Kaiser, Donald H. Livingstone and James M. Whitehurst, each to serve for a one-year term;

•	Item 2: the approval, on an advisory basis, of a resolution relating to Red Hat’s executive compensation;

•	Item 3: an advisory vote on the frequency of future advisory votes on executive compensation; and

•	Item 4: the ratification of the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for Fiscal 2018.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

The Board recommends that you vote:

•	FOR the election to the Board of the eight director nominees named in this Proxy Statement, each to serve for a one-year term;

•	FOR the approval, on an advisory basis, of the resolution relating to Red Hat’s executive compensation;

•	to choose, on an advisory basis, a frequency of 1 YEAR for future advisory votes on executive compensation; and

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for Fiscal 2018.

58	RED HAT, INC. 2017 PROXY STATEMENT

QUESTIONS AND ANSWERS

OTHER THAN THE ITEMS LISTED IN THE PROXY STATEMENT, WHAT OTHER BUSINESS WILL BE ADDRESSED AT THE ANNUAL MEETING?

We currently know of no other matters to be properly presented at the Annual Meeting. However, by giving your proxy you appoint the persons named as proxy holders to be your representatives at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders are each authorized to vote your shares in their discretion.

HOW DO I VOTE MY SHARES?

For stockholders of record:    If you are eligible to vote at the Annual Meeting and are a stockholder of record, you may submit your proxy or cast your vote in any of four ways:

•	By Internet—If you have Internet access, you may submit your proxy by following the instructions provided in the Notice of Internet Availability, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card. Proxies submitted via Internet must be received by 11:59 p.m., EDT, on August 9, 2017.

•	By Telephone—You can also submit your proxy by telephone by following the instructions provided in the Notice of Internet Availability, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card. Proxies submitted via telephone must be received by 11:59 p.m., EDT, on August 9, 2017.

•	By Mail—If you received your proxy materials by mail, you may submit your proxy by completing the proxy card enclosed with those materials, signing and dating it and returning it in the pre-paid envelope we have provided.

•	In Person at our Annual Meeting—You can vote in person at our Annual Meeting. In order to gain admittance, you must present valid government-issued photo identification such as a driver’s license or passport.

For holders in street name:    If you hold your shares in street name and, therefore, are not a stockholder of record, you will need to follow the specific voting instructions provided to you by your broker, bank or other similar institution. If you wish to vote your shares in person at our Annual Meeting, you must obtain a valid proxy from your broker, bank or similar institution, granting you authorization to vote your shares. In order to attend and vote your shares held in street name at our Annual Meeting, you will need to present valid government-issued photo identification such as a driver’s license or passport and hand in the valid proxy from your broker, bank or similar institution, along with a signed ballot that you can request at the Annual Meeting. You will not be able to attend and vote your shares held in street name at the Annual Meeting without valid government-issued photo identification such as a driver’s license or passport, a valid proxy from your broker, bank or similar institution and a signed ballot.

If you submit your proxy by Internet, telephone or mail, and you do not subsequently revoke your proxy, your shares of common stock will be voted in accordance with your instructions.

CAN I CHANGE OR REVOKE MY PROXY?

For stockholders of record:    Yes. A proxy may be changed or revoked at any time prior to the vote at the Annual Meeting by submitting a later-dated proxy (including a proxy submitted via the Internet or by telephone) or by giving written notice to our Corporate Secretary at our corporate headquarters. You may not change your vote over the Internet or by telephone after 11:59 p.m., EDT, on August 9, 2017. You may also attend the Annual Meeting and vote your shares in person.

For holders in street name:    Yes. You must follow the specific voting instructions provided to you by your broker, bank or other similar institution to change or revoke any instructions you have already provided to them.

HOW WILL MY SHARES BE VOTED IF I DO NOT PROVIDE SPECIFIC INSTRUCTIONS IN THE PROXY CARD OR VOTING INSTRUCTIONS FORM THAT I SUBMIT?

If you are a stockholder of record and if you sign, date and return your proxy card but do not provide specific voting instructions, your shares of common stock will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the approval, on an advisory basis, of a resolution relating to Red Hat’s executive compensation, to choose a frequency of 1 YEAR for future advisory votes on executive compensation and FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for Fiscal 2018. If any other matter properly comes before our Annual Meeting and any adjournments thereof, the proxy holders will vote your shares in their discretion.

If your shares are held in street name at a broker, your broker may under certain circumstances vote your shares on “discretionary” matters if you do not timely provide voting instructions in accordance with the instructions provided by them. However, if you do not provide timely instructions, your broker does not have the authority to vote on any “non-discretionary” proposals at the Annual Meeting and a “broker non-vote” would occur, as explained in the following question and explanation.

59

QUESTIONS AND ANSWERS

WHAT IS “BROKER DISCRETIONARY VOTING”?

If you hold your shares in street name, your broker, bank or other similar institution may be able to vote your shares without your instructions depending on whether the matter being voted on is “discretionary” or “non-discretionary.” The ratification of the selection of the independent registered public accounting firm is a discretionary matter and your broker is permitted to vote your shares of common stock if you have not given voting instructions. The election of directors, the advisory vote on a resolution relating to Red Hat’s executive compensation and the advisory vote on the frequency of future advisory votes on executive compensation are non-discretionary matters and your broker cannot vote your shares if you have not given voting instructions. A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. Therefore, it is important that you provide specific voting instructions regarding non-discretionary matters to your broker, bank or similar institution.

I UNDERSTAND THAT A QUORUM IS REQUIRED IN ORDER TO CONDUCT BUSINESS AT THE ANNUAL MEETING. WHAT CONSTITUTES A QUORUM?

A majority of all of our outstanding shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum at the Annual Meeting. As of June 15, 2017, the record date for the Annual Meeting, there were 177,520,416 shares of common stock outstanding and entitled to vote. If you submit a properly executed proxy by mail, telephone or the Internet, you will be considered a part of the quorum. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

WHAT IS REQUIRED TO APPROVE THE PROPOSALS SUBMITTED TO A VOTE AT THE ANNUAL MEETING?

Election of Directors:    At the Annual Meeting each director will be elected by the vote of the majority of the votes cast with respect to the director nominee. This means to elect a director nominee, the number of shares voted “For” that director nominee must exceed the number of shares voted “Against” that director nominee. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of director nominees.

All Other Proposals:    The affirmative vote of the holders of a majority of the shares of common stock present or represented and voting is required to approve (on an advisory basis) the resolution relating to the Company’s executive compensation, choose (on an advisory basis) one of the three frequency options for future advisory votes on executive compensation and to ratify of the selection of the independent registered public accounting firm. This means that a proposal will be approved if the number of shares voted “For” that proposal or frequency option is greater than 50% of the total number of shares voted “For” and “Against” that proposal or frequency option. With respect to the advisory vote on the frequency of future advisory votes on executive compensation, if none of the three frequency options receives the vote of a majority of the shares of common stock present or represented and voting, we will consider the frequency option receiving the greatest level of support from stockholders to be the frequency preferred by stockholders. However, this proposal is non-binding, and the Board will give careful consideration to the voting results on this proposal when determining the frequency of future advisory votes on executive compensation. For purposes of the advisory vote on a resolution relating to the Company’s executive compensation, the advisory vote on the frequency of future advisory votes on executive compensation and the ratification of the independent registered public accounting firm, abstentions and broker non-votes will not be considered to have been voted, and will have no effect on the results of the vote.

HOW CAN I OBTAIN A PROXY CARD OR VOTING INSTRUCTION FORM?

If you lose, misplace or otherwise need to obtain a proxy card or a voting instruction form, please follow the applicable procedure below.

For stockholders of record:    Please contact Computershare at 1-888-542-4427.

For holders in street name:    Please contact your account representative at your broker, bank or other similar institution.

WHO COUNTS THE VOTES?

Votes are counted by Computershare, our transfer agent and registrar, and are then certified by a representative of Computershare appointed by the Board to serve as the Inspector of Election at the Annual Meeting.

WHO MAY ATTEND THE ANNUAL MEETING?

Red Hat stockholders who held shares of Red Hat stock as of the close of business on June 15, 2017.

HOW CAN I OBTAIN DIRECTIONS TO THE ANNUAL MEETING?

Red Hat stockholders may contact Red Hat Investor Relations at 919-754-3700 to obtain directions to the Annual Meeting.

60	RED HAT, INC. 2017 PROXY STATEMENT

QUESTIONS AND ANSWERS

WHO PAYS FOR THE EXPENSES OF THIS PROXY SOLICITATION?

Red Hat will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of our Notice of Internet Availability, proxy materials and the proxy card. We may also reimburse brokerage firms and other persons representing stockholders who hold their shares in street name for reasonable expenses incurred by them in forwarding proxy materials to such stockholders. In addition, certain directors, officers and other employees, without additional remuneration, may solicit proxies in person, or by telephone, facsimile, email and other methods of electronic communication.

WHERE CAN I FIND VOTE RESULTS AFTER THE ANNUAL MEETING?

We are required to publish final vote results in a Current Report on Form 8-K to be filed with the SEC within four business days after our Annual Meeting.

HOW CAN I OBTAIN MORE INFORMATION ABOUT RED HAT?

Copies of this Proxy Statement and our Annual Report on Form 10-K are available online at www.edocumentview.com/RHT or at www.redhat.com under “About Red Hat—Investor Relations—Financial Information.”

WHAT IS “HOUSEHOLDING”?

Some banks, brokers and similar institutions may be participating in the practice of “householding” Notices of Internet Availability or other proxy materials. This means that only one copy of our Notice of Internet Availability or other proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Notice of Internet Availability or other proxy materials to you if you write to us at the following address or call us at the following phone number:

Red Hat, Inc.

Attention: Investor Relations

100 East Davie Street

Raleigh, North Carolina 27601

Phone: Call 919-754-3700 and ask to speak to Investor Relations.

To receive separate copies of the Notice of Internet Availability or other proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or similar institution or you may contact us at the above address or telephone number.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended February 28, 2017, as filed with the SEC except for exhibits thereto, without charge upon written request to Red Hat, Inc., 100 East Davie Street, Raleigh, North Carolina 27601, Attn: Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

ELECTRONIC VERSIONS This Proxy Statement, the accompanying proxy card and Red Hat’s 2017 Annual Report to stockholders are available at: www.edocumentview.com/RHT

61

100 East Davie Street
Raleigh, NC 27601 USA
redhat.com

1-888-REDHAT1 (1-888-733-4281)
+1-919-754-3700 worldwide

investorrelations@redhat.com

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on August 9, 2017.

Vote by Internet • Go to www.envisionreports.com/RHT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the director nominees listed, FOR Proposals 2 and 4, and 1 YEAR for Proposal 3.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Sohaib Abbasi	☐	☐	☐	02 - W. Steve Albrecht	☐	☐	☐	03 - Charlene T. Begley	☐	☐	☐
04 - Narendra K. Gupta	☐	☐	☐	05 - Kimberly L. Hammonds	☐	☐	☐	06 - William S. Kaiser	☐	☐	☐

07 - Donald H. Livingstone	☐	☐	☐	08 - James M. Whitehurst	☐	☐	☐

		For	Against	Abstain			1 Year	2 Years	3 Years	Abstain
2.	To approve, on an advisory basis, a resolution relating to Red Hat’s executive compensation	☐	☐	☐	3.	To hold an advisory vote on the frequency of future advisory votes on executive compensation	☐	☐	☐	☐

4.	To ratify the selection of PricewaterhouseCoopers LLP as Red Hat’s independent registered public accounting firm for the fiscal year ending February 28, 2018	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

⬛	1 U P X	+
02MLAC

2017 Annual Meeting of Stockholders

Red Hat, Inc.

Thursday, August 10, 2017 at 8:30 A.M. Eastern Time

Red Hat Tower

100 East Davie Street, Raleigh, NC 27601

Upon arrival, please present a valid government-issued photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

Proxy — Red Hat, Inc.

Notice of 2017 Annual Meeting of Stockholders

Red Hat Tower, 100 East Davie Street, Raleigh, NC 27601

Proxy Solicited by Board of Directors for Annual Meeting – August 10, 2017

Brandon Asbill and Julie Rizzo or either of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Red Hat, Inc. to be held on August 10, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the director nominees listed, FOR Proposals 2 and 4, and 1 YEAR for Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

⬛	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+